                                                                  Exhibit (a)(1)




                                   -----------

              OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR NEW
                                     OPTIONS

                                   -----------


                                   -----------

                            PREDICTIVE SYSTEMS, INC.

                                   -----------


THIS SUPPLEMENT CONSTITUTES PART OF THE SECTION 10(a) PROSPECTUS RELATING TO THE PREDICTIVE SYSTEMS, INC. 1999 STOCK INCENTIVE PLAN, AS AMENDED








                               September 19, 2002

                            PREDICTIVE SYSTEMS, INC.


  Offer to Exchange Certain Outstanding Options for New Options (the "Offer to
                                   Exchange")

      The offer and withdrawal rights expire at midnight, Eastern Time, on October 17, 2002 unless the offering period is extended.


         Predictive Systems, Inc. ("Predictive," also referred to herein as "our," "we" and "us") is offering eligible employees the opportunity to exchange certain outstanding options to purchase shares of Predictive common stock for new options that we will grant under the Predictive Systems, Inc. 1999 Stock Incentive Plan, as amended (the "1999 Stock Incentive Plan"). We are making the offer upon the terms and conditions described in (i) this Offer to Exchange (the "Offer to Exchange"); (ii) the accompanying memorandum from Andrew Zimmerman, Chief Executive Officer of Predictive Systems, Inc., dated September 19, 2002;
(iii) the Election Form; and (iv) the Notice to Withdraw from the Offer (which together, as they may be amended from time to time, constitute the "offer" or "program").

         Subject to the terms and conditions set forth below, only options with an exercise price per share greater than or equal to $0.80 are eligible for exchange. If you tender any option in this exchange, you must tender all your options with an exercise price per share greater than or equal to $0.80. However, you will not receive any new options in exchange for the cancellation of options which have an exercise price of $1.55, $2.90 or $17.75 (the "Regranted Options"). The Regranted Options will be cancelled as a condition to participation in the offer. No options with an exercise price of less than $0.80 per share will be accepted for exchange in the offer. All options with an exercise price equal to or above $0.80 per share other than the Regranted Options will be referred to as the "Exchangeable Options."

         Each new option will cover the same number of shares as covered by each Exchangeable Option. That is, an Exchangeable Option will be exchanged for a new option grant to purchase one (1) share of Predictive common stock for every one
(1) share of Predictive common stock represented by an Exchangeable Option (subject to adjustment for any stock splits, stock dividends and similar events). However, no matter how many options are tendered and cancelled, the maximum number of shares subject to the options you will receive in exchange for the cancellation of your Exchangeable Options is 500,000 shares. This is because the 1999 Stock Incentive Plan restricts the number of shares that can be issued per year to a single employee to 500,000 shares.

         Subject to the terms and conditions of the offer, we will grant the new options on the same business day that we cancel the options accepted for exchange. We will cancel and exchange all tendered options accepted by us on the first business day after the date the offer ends (both the "Cancellation Date" and the "New Option Grant Date"). The offer is currently scheduled to expire on October 17, 2002 (the "Expiration Date"), and as a result we expect the Cancellation Date and New Option Grant Date to be October 18, 2002. For any individual option grant that you tender, you must tender all of the outstanding, unexercised shares subject to that individual option grant.

         Participation in the offer is completely voluntary. The offer is subject to conditions that we describe in Section 7 of this Offer to Exchange.

         You may participate in the offer if you are an employee of Predictive who resides and works in the United States, Germany, the United Kingdom or the Netherlands. Non-employee directors are not eligible to participate. In order to have your old option cancelled and to receive a new option pursuant to this offer, you must continue to be an employee on the New Option Grant Date. We expect the New Option Grant Date to be October 18, 2002.

         The exercise price per share of the new options will be the lesser of
(1) $0.24 or (2) 100% of the fair market value of a share of Predictive's common stock on the New Option Grant Date, as determined by the closing price reported by the Nasdaq National Market, or any other securities quotation system or any stock exchange on which our shares are then quoted or listed, on such date. However, if you are subject to tax in the Netherlands, you may elect to have the exercise price of your new option be either (1) the lesser of $0.24 or 100% of the fair market value of a share of Predictive's common stock on the New Option Grant Date or (2) 100% of the fair market value of a share of Predictive's common stock on the New Option Grant Date. Please see Section 16 of the Offer to Exchange for a detailed discussion of this election.

         If you tender options for exchange as described in the offer, and we accept your tendered options, then, subject to the terms of this offer, we will grant you new options under the 1999 Stock Incentive Plan. For employees subject to tax in the United States, if the fair market value of our common stock on the New Option Grant Date is greater than $0.24 per share, the guaranteed highest possible exercise price for your new options, your new option will be a nonstatutory stock option for purposes of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). If the fair market value of our common stock on the New Option Grant Date is equal to or less than $0.24 per share, then the type of new option you receive will depend on the type of option you tendered for exchange and the relevant provisions of the Code. If your tendered options are incentive stock options for purposes of the Code, your new option will be granted as an incentive stock option to the maximum extent it qualifies as an incentive stock options under the U.S. tax laws on the date of grant. If your tendered options are nonstatutory stock options for purposes of the Code, your new option will also be a nonstatutory stock option.

         Each new option will vest in 48 equal monthly installments. However, the vesting period will be accelerated based on your years of service measured from the Cancellation Date with Predictive as follows:

               Years of Service              Months Vested Immediately
            -------------------------       ---------------------------

                  4+ years                         15 months

                  3-4 years                        12 months

                  2-3 years                         9 months

                  1-2 years                         6 months

                  0-1 year                          3 months

      For example:

            o Employee A, who has been with Predictive for 3 1/2 years as of the Cancellation Date, cancels his options. Employee B, who has been with Predictive for 1 1/2 years as of the Cancellation Date, cancels her options.

            o The new grants occur for both Employee A and Employee B on the New Option Grant Date, which is the first business day after the offer expires.

            o The replacement option for Employee A will be 12/48th vested at the time of grant. The replacement option for Employee B will be 6/48th vested at the time of grant.

            o The remaining grant for Employee A will vest in equal monthly installments over the next 36 months. The remaining grant for Employee B will vest in equal monthly installments over the next 42 months.

         Although our Board of Directors has approved the offer, neither we nor our Board of Directors makes any recommendation as to whether you should tender or not tender your options for exchange. You must make your own decision whether or not to tender your options.

         Shares of Predictive common stock are traded on the Nasdaq National Market under the symbol "PRDS." On September 17, 2002, the closing price of our common stock reported on the Nasdaq National Market was $0.26 per share.

         We recommend that you evaluate current market quotes for our common stock, among other factors, before deciding whether or not to tender your options.

         This Offer to Exchange has not been approved or disapproved by the Securities and Exchange Commission (the "SEC") or any State Securities Commission nor has the SEC or any State Securities Commission passed upon the accuracy or adequacy of the information contained in this Offer to Exchange. Any representation to the contrary is a criminal offense.

         You should direct questions about the offer or requests for assistance or for additional copies of this Offer to Exchange, the memorandum from Andrew Zimmerman, Chief Executive Officer of Predictive Systems, Inc., dated September 19, 2002, the Election Form and the Notice to Withdraw from the Offer, to Kristin Chubbuck, Predictive Systems, Inc., 19 West 44th Street, 9th Floor, New York, NY 10036.

                                    IMPORTANT

         If you wish to tender your options for exchange, you must complete and sign the Election Form in accordance with its instructions, and fax or hand deliver it to Kristin Chubbuck at fax number (212) 719-5595 on or before midnight Eastern Time on October 17, 2002.

         We are not making the offer to, and we will not accept any tender of options from or on behalf of, option holders in any jurisdiction in which the offer or the acceptance of any tender of options would not be in compliance with the laws of that jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the offer to option holders in any of these jurisdictions.

         We have not authorized any person to make any recommendation on our behalf as to whether you should tender or not tender your options through the offer. You should rely only on the information in this document or to which we have referred you. We have not authorized anyone to give you any information or to make any representation in connection with the offer other than the information and representations contained in this document and in the related memorandum from Andrew Zimmerman, Chief Executive Officer of Predictive Systems, Inc., dated September 19, 2002, the Election Form and the Notice to Withdraw from the Offer. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

                                TABLE OF CONTENTS

                                                                            Page


OFFER SUMMARY..................................................................1


CERTAIN RISKS OF PARTICIPATING IN THE OFFER...................................13


INTRODUCTION..................................................................18


THE OFFER.....................................................................21


1.       Eligibility..........................................................21


2.       Number of options; Expiration Date...................................21


3.       Purpose of the offer.................................................23


4.       Procedures for tendering options.....................................24


5.       Withdrawal rights....................................................26


6.       Acceptance of options for exchange and issuance of new options.......27


7.       Conditions of the offer..............................................30


8.       Price range of shares underlying the options.........................32


9.       Source and amount of consideration; terms of new options.............33


10.      Information concerning Predictive....................................41


11.      Interests of directors and officers; transactions and arrangements concerning the options.............................................41


12.      Status of options acquired by us in the offer; accounting
           consequences of the offer..........................................43


13.      Legal matters; regulatory approvals..................................44


14.      Material U.S. federal income tax consequences........................45



15.      Material income tax consequences and certain other considerations for employees who are tax residents of Germany....................47


16.      Election of exercise price, material income tax consequences and certain other considerations for employees who are tax residents of the Netherlands.................................................48

17.      Material income tax consequences and certain other considerations for employees who are tax residents of the United Kingdom..........51


18.      Extension of offer; termination; amendment...........................52


19.      Fees and expenses....................................................54


20.      Additional information...............................................54


21.      Financial information................................................55


22.      Miscellaneous........................................................55


SCHEDULE A    Information Concerning the Executive Officers and Directors of
               Predictive Systems, Inc.......................................A-1

                                  OFFER SUMMARY

         The following are answers to some of the questions that you may have about the offer. We urge you to read carefully the remainder of this Offer to Exchange Certain Outstanding Options for New Options (the "Offer to Exchange"), the accompanying memorandum from Andrew Zimmerman, Chief Executive Officer of Predictive Systems, Inc., dated September 19, 2002, the Election Form and the Notice to Withdraw from the Offer because the information in this summary is not complete, and additional important information is contained in the remainder of this Offer to Exchange, the accompanying memorandum from Andrew Zimmerman, Chief Executive Officer of Predictive Systems, Inc., dated September 19, 2002, the Election Form and the Notice to Withdraw from the Offer. We have included in this Offer Summary references to the remainder of this Offer to Exchange where you can find a more complete description of the topics in this Offer Summary.

What securities are Predictive offering to exchange?

         We are offering to exchange all outstanding, unexercised options to purchase shares of common stock of Predictive Systems, Inc. ("Predictive," also referred to herein as "our," "we" and "us") that have an exercise price per share greater than or equal to $0.80 and which are held by eligible employees, in return for new options we will grant under the 1999 Stock Incentive Plan. This includes all options that were issued under our 1998 Stock Incentive Plan, (the "1998 Stock Incentive Plan"), our Synet Service Corporation 1996 Stock Option Plan (the "Synet Plan"), our Global Integrity Corporation 1998 Stock Incentive Plan (the "Global Plan"), our 1999 Stock Incentive Plan, as amended (the "1999 Stock Incentive Plan"), or outside of the option plans, and that have an exercise price at or above $0.80. However, you will not receive any new options in exchange for options which have an exercise price of $1.55, $2.90 or $17.75 (the "Regranted Options"). The Regranted Options will be cancelled as a condition to participation in the offer. Options to purchase common stock of Predictive that have an exercise price per share less than $0.80 are not eligible to participate in the offer.

         If you participate in the offer and elect to exchange any eligible option, you must tender all options you received with an exercise price greater than $0.80 (including Regranted Options in exchange for which you will receive no new options). (Section 2)

Who is eligible to participate?

         Employees are eligible to participate if they are employees of Predictive as of the date the offer commences and remain employees through the date on which the tendered options are cancelled, but only if they live and work in the United States, Germany, the United Kingdom or the Netherlands. Members of the Board of Directors of Predictive that are not employees are not eligible to participate. In order to have your old option cancelled and to receive a new option, you must remain an employee as of the date the new options are granted (which is the same day your tendered options will be cancelled), which will be on the first business day after the date this offer expires (both the "New Option Grant Date" and the "Cancellation Date"). If Predictive does not extend the offering period, the New Option Grant Date will be October 18, 2002. (Section 1)

Are employees outside the United States eligible to participate?

         Yes. Employees who currently live and work in Germany, the United Kingdom or the Netherlands are eligible to participate. (Section 1)

         Please be sure to read the appropriate Section of this Offer to Exchange dealing with the tax consequences in Germany, the United Kingdom or the Netherlands, as applicable. (Sections 15 through 17)

Why is Predictive making the offer?

         We believe that granting stock options motivates high levels of performance and provides an effective means of recognizing employee contributions to the success of our company. The offer provides an opportunity for us to offer eligible employees a valuable incentive to stay with Predictive. Some of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our shares. We believe these options do not provide adequate incentives because of their high exercise prices. By making this offer to exchange outstanding options for new options that will have an exercise price equal to or less than the market value of the shares on the grant date, we intend to provide our eligible employees with the benefit of owning options that over time may have a greater potential to increase in value. We believe this will create better performance incentives for eligible employees and thereby maximize stockholder value. (Section 3)

What are the conditions to the offer?

         Participation in the offer is completely voluntary. However, if you choose to participate in the offer and you have multiple option grants, you must tender all of your option grants with exercise prices at or above $0.80 per share, including any Regranted Options (even though you will not receive any options in exchange for the cancellation of the Regranted Options.

         Also, if you tender any option, you must tender all outstanding, unexercised options under that specific option grant. (Section 2)

         The other conditions are described in Section 7 of this Offer to Exchange. (Section 7)

Are there any eligibility requirements that I must satisfy after the expiration date of the offer to receive the new options?

         To receive a grant of new options through the offer and under the terms of the 1999 Stock Incentive Plan, you must continue to be employed by Predictive through the New Option Grant Date.

         Subject to the terms of this offer, we will grant the new options on the New Option Grant Date, which will be the first business day after the expiration of this offer. We expect that we will grant the new options on October 18, 2002. If, for any reason, you do not remain an employee of Predictive through the Cancellation Date/New Option Grant Date, we will not accept your tender of options. Any options you tendered will not be cancelled as a result of the offer and will remain intact and exercisable for the time period and to the extent set forth in your option agreement. You are reminded that unless expressly provided in your employment agreement or by the applicable laws of a non-U.S. jurisdiction, your employment with Predictive remains "at will" and can be terminated by you or Predictive at any time, with or without cause or notice. (Section 1)

How many new options will I receive in exchange for my tendered options?

         You will not receive any new options in exchange for options tendered with exercise prices of $1.55, $2.90 and $17.75 (the Regranted Options). All other eligible options tendered (those options, other than the Regranted Options, that have an exercise price at or above $0.80 per share are referred to as the "Exchangeable Options") will have a 1:1 exchange ratio. This means that if you meet the eligibility requirements and subject to the terms of this offer, we will grant you new options to purchase one (1) share of Predictive common stock for every one (1) share of Predictive common stock represented by the Exchangeable Options tendered, subject to adjustment for any stock splits, stock dividends and similar events.

         For instance, if you had the following option grants:

         1. An option to purchase 2,000 shares at $45.00 per share (an Exchangeable Option),

         2. An option to purchase 500 shares at $1.55 per share (a Regranted Option), and

         3. An option to purchase 1,500 shares at $2.90 per share (also a Regranted Option),

then you would have the choice of either tendering all three options or none of your options. If you tender and we accept all of your options then you would receive a new option to purchase 2,000 shares in consideration of the 2,000 shares subject to your Exchangeable Option. You would not receive anything in exchange for canceling the Regranted Options (the option to purchase 500 shares at $1.55 per share and the option to purchase 1,500 shares at $2.90 per share), but such cancellation is required in order to participate in the offer.

         New options will be granted under our 1999 Stock Incentive Plan, unless prevented by law or applicable regulations. All new options will be subject to a new option agreement between you and Predictive. You must execute the new option agreement before receiving new options. (Section 2)

         The 1999 Stock Incentive Plan restricts the number of options that can be issued per year to a single employee. Therefore, no matter how many options are tendered and cancelled, the maximum number of options you will receive in exchange for the cancellation of your Exchangeable Options is 500,000.
(Section 9)

When will I receive my new options?

         We will grant the new options on the same day that we cancel tendered options accepted for exchange. The tendered options accepted by us will be cancelled and the new options will be granted on the first business day after the date the offer expires (referred to as both the Cancellation Date and the New Option Grant Date). The offer is scheduled to expire at midnight, Eastern Time on October 17, 2002, and so the scheduled Cancellation Date and New Option Grant Date is October 18, 2002. You must continue to be an employee on the New Option Grant Date in order to be eligible to receive new options. If, for any reason, you do not remain an employee through the New Option Grant Date, we will not accept your tender of options. Any options you tendered will not be cancelled as a result of the offer and will remain intact and exercisable for the time period and to the extent set forth in your option agreement. (Section
6)

What will the exercise price of the new options be?

         The exercise price per share of the new options will be the lesser of
(1) $0.24 or (2) 100% of the fair market value of a share of Predictive common stock on the date of grant, as determined by the closing price reported by the Nasdaq National Market, or any other securities quotation system or any stock exchange on which our shares are then quoted or listed, on the date of grant.

         However, if you are subject to tax in the Netherlands, you may elect to have the exercise price of your new option be either (1) the lesser of $0.24 or 100% of the fair market value of a share of Predictive's common stock on the New Option Grant Date or (2) 100% of the fair market value of a share of Predictive's common stock on the New Option Grant Date. We have structured the offer to provide this election in order to give you the opportunity to avoid potentially adverse Dutch tax consequences. Please see Section 16 of the Offer to Exchange for a detailed discussion of this election. If you elect an exercise price equal to 100% of the fair market value of our common stock on the New Option Grant Date, we cannot predict the exercise price of your new option. As a result, your new option may have an exercise price that is equal to or greater than the exercise price of some or all of your old options, and you may realize little or no benefit from participating in this offer. For example, if you cancel options with a $1.80 exercise price and Predictive's stock appreciates to $2.00 per share when the replacement grants are made, your new option will have a higher exercise price than the cancelled option. If you have submitted your Election Form electing that your new option have an exercise price equal to 100% of the fair market value of our common stock on the New Option Grant Date, during the election period you may wish to monitor the fair market value of our common stock to see if it increases above the exercise price of some or all of your tendered options. If this happens, and you believe that the value of our common stock will remain higher on the New Option Grant Date and as result you will not benefit from participating in this offer, you may either withdraw from the offer or change your election to choose the other exercise price alternative (an exercise price equal to the lesser of $0.24 or 100% of the fair market value of a share of our common stock on the New Option Grant Date), for this or any other reason, until midnight, Eastern Time, on October 17, 2002. (Section 16)

         For all other participants, we cannot predict the exercise price of the new options, but we can guarantee that the exercise price will not be more than $0.24 per share. For example, if Predictive's stock appreciates to $0.45 per share when the new grants are made, your replacement option will have an exercise price of $0.24 per share. Alternatively, if Predictive's stock has a value of $0.15 per share on the New Option Grant Date, your replacement option will have an exercise price of $0.15 per share. If you elect to tender your options and you submit your Election Form, during the election period you may wish to monitor the fair market value of our common stock to determine the degree to which you will benefit from this offer. Should you decide after submitting your Election Form that you do not wish to participate in the offer, you may withdraw from the offer for any reason, or for no reason at all, until midnight, Eastern Time, on October 17, 2002. (Section 9)

Will I be required to give up all my rights to the cancelled options?

         Yes. Once we have accepted options tendered by you, your options will be cancelled and you will no longer have any rights under those options. We expect the Cancellation Date (and New Option Grant Date) to be October 18, 2002. (Section 6)

If I tender options in the offer, will I give up eligibility to receive other option grants later?

         No, you will continue to be eligible to receive other option grants at the discretion of the Board and/or the Compensation Committee of the Board.

When will the new options vest?

         Each new option will vest in 48 equal monthly installments. However, the vesting period will be accelerated based on your years of service measured from the Cancellation Date with Predictive as follows:



                    Years of Service               Months Vested Immediately
            --------------------------------   --------------------------------

                    4+ years                             15 months

                    3-4 years                            12 months

                    2-3 years                             9 months

                    1-2 years                             6 months

                    0-1 year                              3 months

         For example:

            o Employee A, who has been with Predictive for 3 1/2 years as of the Cancellation Date, cancels his options. Employee B, who has been with Predictive for 1 1/2 years as of the Cancellation Date, cancels her options.

            o The new grants occur for both Employee A and Employee B on the New Option Grant Date, which is the first business day after the offer expires.

            o The replacement option for Employee A will be 12/48th vested at the time of grant. The replacement option for Employee B will be 6/48th vested at the time of grant.

         The remaining grant for Employee A will vest in equal monthly installments over the next 36 months. The remaining grant for Employee B will vest in equal monthly installments over the next 42 months. (Section 9)

         You should be aware that if you cease to be an employee of Predictive, you may not have the opportunity to exercise as much of your new options as you would have been able to exercise under your old options, since your new options may not be as fully vested. As a result, you may not receive as much, or any, benefit from your new option as you would have received if you had retained your old options. Please be sure to read the description of the 1999 Stock Incentive Plan, set forth in Section 9.

What if Predictive enters into a merger or stock acquisition whereby Predictive is acquired by another company?

         If Predictive is acquired prior to the expiration of the offer, you may choose to withdraw any options which you tendered for exchange and your options will be treated in accordance with the option plan under which they were granted and with your option agreement. Further, if Predictive is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and you will receive no new options. If Predictive is acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or the new options, including any adjustments to the exercise price or number of shares that will be subject to the new options.

         You should also be aware that if we are acquired by another company, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees prior to the grant of new options under this option exchange program. Termination for this, or any other, reason before the Cancellation Date/New Option Grant Date means that we will not accept your tender of options and any options you tendered will not be cancelled as a result of this offer. (Section 9)

         If we are acquired after your tendered options have been accepted and cancelled, and the Exchangeable Options have been exchanged for new options, your new options will be governed by the terms of the 1999 Stock Incentive Plan and your new option agreement.

         You should be aware that if you cease to be an employee of Predictive or our successor entity as a result of an acquisition or merger, you may not have the opportunity to exercise as much of your new options as you would have been able to exercise under your old options, since your new options may not be as fully vested. As a result, you may not receive as much, or any, benefit from your new option as you would have received if you had retained your old options. Please be sure to read the description of the 1999 Stock Incentive Plan, set forth in Section 9. (Section 9)

What if Predictive consummates a reverse stock split after I have tendered my options for exchange but prior to new options being issued to me?

         It is possible that we may consummate a "reverse stock split" after you submit your Election Form tendering your options for exchange but prior to your new options being issued. A reverse stock split means that each share of stock outstanding on the date set for the reverse stock split will be combined with other shares and reduce the number of shares we have outstanding. For example, in a 1-for-10 stock split, every ten (10) shares of common stock outstanding will be combined and will thereafter represent one (1) share of common stock. The number of shares of stock subject to your options, and the number of shares of stock subject to new options in the exchange offer, will be similarly adjusted. Accordingly, if you have the right to receive options for 1,000 shares of stock in the exchange offer, and we undertake a 1-for-10 stock split, after the stock split is effective you will thereafter have the right to receive an option for 100 shares of stock. (Section 9)

Are there circumstances where I would not be granted new options?

         Yes. If, for any reason, you are no longer an employee on the New Option Grant Date, you will not receive any new options because we will not accept your tender of options. Any options you tendered will not be cancelled as a result of the offer and will remain intact and exercisable for the time period and to the extent set forth in your option agreement. You are reminded that, unless expressly provided otherwise in your employment agreement or by the applicable laws of a non-U.S. jurisdiction, your employment with Predictive will remain "at will" and can be terminated by you or Predictive at any time, with or without cause or notice. (Section 1)

         Moreover, even if we accept your tendered options, we will not grant new options to you if we are prohibited by applicable law or regulations from doing so. Such a prohibition could result from changes in SEC rules, regulations or policies, Nasdaq listing requirements or the laws or regulations of non-U.S. jurisdictions. We do not anticipate any such prohibitions and are referring to the possibility in an abundance of caution. (Section 13)

If I choose to tender an option that is eligible for exchange, do I have to tender all of my options?

         Yes. You may not pick and choose among your eligible options. If you wish to participate in the offer, you must tender all of your eligible outstanding options.

         This means that if you elect to participate in the offer at all, you must tender all of your unexercised options with an exercise price per share greater than or equal to $0.80, including Regranted Options (options with exercise prices of $1.55, $2.90 and $17.75 for which you will not receive a replacement option). We will not accept any option for exchange with an exercise price less than $0.80 per share.

         In addition, we are not accepting partial tenders of options. If an option has been partially exercised, then you must tender the remaining portion of that option. For example and except as otherwise described below, if you hold
(i) an option to purchase 1,000 shares at an exercise price per share equal to $0.80, 700 of which you have already exercised, and (ii) an option to purchase 1,000 shares at an exercise price per share equal to $1.54, you may tender:

         o        none of your options, or

         o all options with respect to the 300 remaining unexercised shares under the first option grant and the 1,000 shares under the second option grant.

         You may not tender options with respect to less than all of the unexercised options under any option grant.
(Section 2)

What happens to options that I choose not to tender or that are not accepted for exchange?

         Options that you choose not to tender for exchange or that we do not accept for exchange remain outstanding until they expire by their terms and retain their current exercise price and current vesting schedule.

         You should note that there is a risk that any incentive stock options you have may be affected, even if you do not participate in the exchange. We believe that eligible options that you choose not to tender for exchange will not be subject to current U.S. federal income tax if you do not elect to participate in the option exchange program. We also believe that the option exchange program will not change the U.S. federal income tax treatment of subsequent grants and exercises of your incentive stock options (and sales of shares acquired upon exercises of such options) if you do not participate in this offer to exchange options. However, the Internal Revenue Service (the "IRS") may characterize this offer to exchange options as a "modification" of those incentive stock options, even if you decline to participate. In 1991, the IRS issued a private letter ruling in which another company's option exchange program was characterized as a "modification" of all of the incentive stock options that could be exchanged. This does not necessarily mean that our offer to exchange options will be viewed the same way. Private letter rulings given by the IRS contain the IRS's opinion regarding only the specific facts presented by a specific person or company. The person or company receiving the letter may rely on it, but no other person or company may rely on the letter ruling, nor may they assume the same opinion would apply to their situation, even if the facts at issue are similar. While such letters do not provide certainty, they may indicate how the IRS will view a similar situation. We therefore do not know if the IRS will assert the position that our offer constitutes a "modification" of incentive stock options eligible for tender. A successful assertion by the IRS of this position could extend the options' holding period to qualify for favorable tax treatment. Accordingly, to the extent you dispose of your incentive stock option shares prior to the lapse of the new extended holding period, your incentive stock option could be taxed similarly to a nonstatutory stock option. (Section 14)

Will I have to pay taxes if I exchange my options in the offer?

         If you exchange your current options for new options, you should not be required under current law to recognize income for federal income tax purposes in the United States, Germany, the Netherlands or the United Kingdom upon the cancellation of your tendered options. Further, at the grant date of the new options, you will not be required under current law to recognize income for federal income tax purposes in Germany or the United Kingdom.

         If you are subject to the tax laws of the United States, you should not be required under current U.S. tax law to recognize income for federal income tax purposes at the grant date of the new options; you should note, however, that there is a risk that under certain circumstances you may be subject to federal income tax liability immediately upon the grant of the new options. If the fair market value of a share of Predictive's common stock on the New Option Grant Date significantly exceeds the per share exercise price of your new option (which would then be $0.24 per share), there is a possibility that the IRS will take the position that the grant of your new option is a direct stock issuance. If the IRS takes this position, the vested portion of your new option will be considered compensation to you and you will be taxed on that portion immediately. Further, the remaining shares will become subject to tax as they vest.

         If you are subject to tax in the Netherlands then you may be required to recognize income in the Netherlands at the grant date of the new options (please see Section 16 of the Offer to Exchange for more information).

         We recommend that you consult with your personal tax advisor prior to participating in the offer with respect to tax consequences relating to your specific circumstances. If you are subject to the tax laws in more than one country, you should be aware that there may be other tax and social insurance consequences that may apply to you; you should be certain to consult your own advisors. In addition, we urge you to read Sections 14 through 17 of the Offer to Exchange, as applicable, for a discussion of tax consequences that may apply to you as a result of participation in this offer. (Sections 14 through 17)

If my current options are incentive stock options, will my new options be incentive stock options for U.S. tax purposes?

         It depends. If the fair market value of our common stock on the New Option Grant Date is greater than $0.24 per share, the guaranteed highest possible exercise price for your new options, your new option will be a nonstatutory stock option for purposes of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), regardless of whether your tendered option was an incentive stock option or a nonstatutory stock option.

         However, if the fair market value of our common stock on the New Option Grant Date is equal to or less than $0.24 per share, then the type of new option you receive will depend on the type of option you tendered for exchange and the relevant provisions of the Code. If your tendered options are incentive stock options for purposes of the Code, your new option will be granted as an incentive stock option to the maximum extent it qualifies as an incentive stock option under the U.S. tax laws on the date of grant. For options to qualify as incentive stock options under the current U.S. tax laws, the value of shares subject to options that first become exercisable by the option holder in any calendar year cannot exceed $100,000, as determined using the new option exercise price. The excess value is deemed to be a nonstatutory stock option, which is an option that is not qualified to be an incentive stock option under the current U.S. tax laws. If your tendered options are nonstatutory stock options for purposes of the Code, your new option will also be a nonstatutory stock option. (Section 9)

If my current options are nonstatutory options, will my new options be nonstatutory options?

         Yes, if your current options are nonstatutory options, your new options will also be nonstatutory options.
(Section 9)

When will my new options expire?

         Your new options will expire ten (10) years from the date of grant, or earlier if your employment with Predictive terminates. (Section 9)

When does the offer expire? Can the offering period be extended, and if so, how will I be notified if it is extended?

         The offer expires on October 17, 2002, at midnight, Eastern Time, unless the offering period is extended. Predictive may, in its discretion, extend the offering period at any time, but we do not currently expect to do so. If the offering period is extended, we will make a public announcement or otherwise inform you of the extension no later than 9:00 a.m., Eastern Time, on the next business day following the previously scheduled expiration of the offer period. (Section 2)

How do I tender my options?

         If you decide to tender your options, you must deliver, before midnight, Eastern Time, on October 17, 2002 (or such later date and time as we may extend the expiration of the offer), a properly completed and executed Election Form via facsimile (fax # (212) 719-5595) or hand delivery to Kristin Chubbuck at Predictive's offices in New York. This is a one-time offer, and we will strictly enforce the tender offer period. We reserve the right to reject any or all tenders of options that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to our rights to extend, terminate and amend the offer, we presently expect that we will accept all properly tendered options promptly after the expiration of the offer. (Section
4)

         If you elect to tender any options in this offer, but forget to list on your Election Form all the options you are required to tender in order to participate, those options will automatically be tendered for you. (Section 4)

         In addition, if you are subject to tax in the Netherlands, you must indicate on your Election Form whether you wish to have the exercise price of your new option be (1) the lesser of $0.24 or 100% of the fair market value of a share of Predictive's common stock on the New Option Grant Date or (2) 100% of the fair market value of a share of Predictive's common stock on the New Option Grant Date. We have structured the offer to provide this election in order to give you the opportunity to avoid potentially adverse Dutch tax consequences. Please see Section 16 for a detailed discussion of this election. (Sections 4 and 16)

During what period of time may I withdraw previously tendered options?

         You may withdraw your tendered options at any time before the offer expires at midnight, Eastern Time, on October 17, 2002. If we extend the offering period beyond that time, you may withdraw your tendered options at any time until the extended expiration of the offer. To withdraw tendered options, you must deliver to us via facsimile (fax # (212) 719-5595) or hand delivery to Kristin Chubbuck a signed Notice to Withdraw from the Offer, with the required information while you still have the right to withdraw the tendered options. Once you have withdrawn options, you may re-tender options only by again following the delivery procedures described above. (Section 5)

         Please note that if you submit a Notice to Withdraw from the Offer, you will no longer participate in the offer. If you do not wish to withdraw all your tendered options from the offer, you should not submit a Notice to Withdraw from the Offer. Please remember that you cannot pick and choose which eligible options you wish to tender; if you participate at all, you must tender all options with an exercise price at or above $0.80 per share.

         In addition, although we currently intend to accept validly tendered options promptly after the expiration of this offer, if we have not accepted your tendered options by midnight, Eastern Time, on November 15, 2002, you may withdraw your tendered options at any time after November 15, 2002.

If I am a resident of the Netherlands and I wish to change my decision regarding the exercise price of my new options, what should I do?

         If you are subject to tax in the Netherlands and you desire to change your decision with regards to the exercise price of your new option after submitting an Election Form but prior to the Expiration Date, you must submit a Notice to Withdraw from the Offer in accordance with the procedures described in
Section 5 of this Offer to Exchange and then submit a new Election Form in accordance with Section 4 of this Offer to Exchange, indicating your revised choice of exercise price, at any time before the offer expires at midnight, Eastern Time, on October 17, 2002. If we extend the offering period beyond that time, you may change your decision regarding the exercise price of your new option at any time until the extended expiration of the offer.

What do Predictive and the Board of Directors think of the offer?

         Although our Board of Directors has approved the offer, neither we nor our Board of Directors makes any recommendation as to whether you should tender or not tender your options. You must make your own decision on whether or not to tender options. For questions regarding tax implications or other investment-related questions, you should talk to your own legal counsel, accountant and/or financial advisor.

Whom can I talk to if I have questions about the offer?

         For additional information or assistance, you should contact:

         Kristin Chubbuck
         Predictive Systems, Inc.
         19 West 44th Street
         9th Floor
         New York, New York 10036
         (212) 659-3743

                                  CERTAIN RISKS
                          OF PARTICIPATING IN THE OFFER

         Participation in the offer involves a number of potential risks, including those described below. This list highlights the material risks of participating in this offer. If you are living and working in the United States, Germany, the Netherlands or the United Kingdom, but are also subject to the tax laws in another country, you should be aware that there may be other tax and social insurance consequences which may apply to you; you should be certain to consult your own advisors. Eligible participants should carefully consider these risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer. In addition, we strongly urge you to read Section 14 in this Offer to Exchange discussing tax consequences in the United States, Section 15 discussing tax consequences in Germany, Section 16 discussing tax consequences in the Netherlands and Section 17 discussing tax consequences in the United Kingdom, as applicable, as well as the rest of this Offer to Exchange, the memorandum from Andrew Zimmerman, Chief Executive Officer of Predictive Systems, Inc., dated September 19, 2002, the Election Form and the Notice to Withdraw from the Offer for a more in-depth discussion of the risks which may apply to you before deciding to participate in the exchange offer.

                                 ECONOMIC RISKS

If your employment terminates after the grant of the new option, you might receive less benefit from your new option than you would have received had you kept your old options.

         Your new option will be subject to a new vesting schedule, which will begin on the New Option Grant Date, and your vesting period will be accelerated based on your years of service with Predictive measured from the Cancellation Date. Accordingly, if your employment terminates for any reason after the grant of the new option, you may not have the opportunity to exercise as many of your new option shares as you would have been able to exercise under your old options, since your new options may not be as fully vested. As a result, you may not receive as much, or any, benefit from your new option as you would have received if you had retained your old options.

If you are subject to tax in the Netherlands and you elect an exercise price equal to 100% of the fair market value of our common stock on the New Option Grant Date, your cancelled options might have been worth more than the new option that you have received in exchange for them.


         We cannot predict the exercise price of your new option if you elect that it have an exercise price equal to 100% of the fair market value of our common stock on the New Option Grant Date. As a result, your new option may have an exercise price that is equal to or greater than the exercise price of some or all of your old options, and you may realize little or no benefit from participating in this offer. For example, if you cancel options with a $1.80 exercise price and Predictive's stock appreciates to $2.00 per share when the replacement grants are made, your new option will have a higher exercise price than the cancelled option.

         If you have submitted your Election Form electing that your new option have an exercise price equal to 100% of the fair market value of our common stock on the New Option Grant Date, during the election period you may wish to monitor the fair market value of our common stock to see if it increases above the exercise price of some or all of your tendered options. If this happens, and you believe that the value of our common stock will remain higher on the New Option Grant Date and as result you will not benefit from participating in this offer, you may either withdraw from the offer or change your election to choose the other exercise price alternative (an exercise price equal to the lesser of $0.24 or 100% of the fair market value of a share of our common stock on the New Option Grant Date), for this or any other reason, until midnight, Eastern Time, on October 17, 2002.


                      TAX-RELATED RISKS FOR U.S. RESIDENTS

Your new option may be a nonstatutory stock option, whereas your cancelled option may have been an incentive stock option.

         If the fair market value of a share of Predictive's common stock on the New Option Grant Date is greater than $0.24, your new option will be a nonstatutory stock option, even if your cancelled option was an incentive stock option.

         If the fair market value of a share of Predictive's common stock on the New Option Grant Date is not greater than $0.24, then some or all of your new option may be a nonstatutory stock option. If your cancelled option was an incentive stock option, your new option will also be an incentive stock option, but only to the extent it qualifies under the Internal Revenue Code of 1986, as amended. For options to qualify as incentive stock options, the value of shares subject to options that first become exercisable by the option holder in any calendar year cannot exceed $100,000, as determined using the option exercise price. It is possible that by participating in this exchange, your options will exceed this limit and will be treated as nonstatutory stock options. In general, nonstatutory stock options are less favorable to you from a tax perspective. For more detailed information, please read the rest of the Offer to Exchange, and see the tax disclosure set forth in the prospectus for the 1999 Stock Incentive Plan, which is being delivered to you in connection with this offer.

There is a risk that under certain circumstances you may be subject to federal income tax liability immediately upon the grant of your new option.

         If the fair market value of a share of Predictive's common stock on the New Option Grant Date significantly exceeds the per share exercise price of your new option (which would then be $0.24 per share), there is a possibility that the IRS will take the position that the grant of your new option is a direct stock issuance. If the IRS takes this position, the vested portion of your new option will be considered compensation to you and you will be taxed on that portion immediately. Further, the remaining shares will become subject to tax as they vest.

Even if you elect not to participate in the option exchange program, your incentive stock options may be affected.

         We believe that you will not be subject to current U.S. federal income tax if you do not elect to participate in the option exchange program. We also believe that the option exchange program will not change the U.S. federal income tax treatment of subsequent grants and exercises of your incentive stock options (and sales of shares acquired upon exercises of such options) if you do not participate in this offer to exchange options. However, the IRS may characterize this offer to exchange options as a "modification" of those incentive stock options, even if you decline to participate. In 1991, the IRS issued a private letter ruling in which another company's option exchange program was characterized as a "modification" of all of the incentive stock options that could be exchanged. This does not necessarily mean that our offer to exchange options will be viewed the same way. Private letter rulings given by the IRS contain the IRS's opinion regarding only the specific facts presented by a specific person or company. The person or company receiving the letter may rely on it, but no other person or company may rely on the letter ruling, nor may they assume the same opinion would apply to their situation, even if the facts at issue are similar. While such letters do not provide certainty, they may indicate how the IRS will view a similar situation. We therefore do not know if the IRS will assert the position that our offer constitutes a "modification" of incentive stock options eligible for tender. A successful assertion by the IRS of this position could extend the options' holding period to qualify for favorable tax treatment. Accordingly, to the extent you dispose of your incentive stock option shares prior to the lapse of the new extended holding period, your incentive stock option could be taxed similarly to a nonstatutory stock option.

         We strongly recommend that you review the summaries carefully and consult your own tax advisor regarding your personal situation before deciding whether or not to participate in the offer.

                 TAX-RELATED RISKS FOR TAX RESIDENTS OF GERMANY

         Under general tax principles in Germany, we believe that you will not be subject to income tax as a result of participating in this offer. We also believe that you will not be subject to income tax at the grant of your new option.

         If you are a tax resident of Germany, please see Section 15 of this Offer to Exchange for a more detailed discussion of the potential tax consequences of participation in the offer.

         We strongly recommend that you review the summaries carefully and consult your own tax advisor regarding your personal situation before deciding whether or not to participate in the offer.

               TAX-RELATED RISKS FOR RESIDENTS OF THE NETHERLANDS

         Under general tax principles in the Netherlands, we believe that you will not be subject to income tax as a result of the cancellation of your old option for the right to receive a new option if you elect to participate in the option exchange program. While this result is not completely certain, it is likely the exchange will be treated as a non-taxable exchange under the Dutch Tax Act.

         Upon the grant of your new option, you will be taxed on the value of the vested portion of the new option. In addition, you will be taxed each month when a monthly installment of your option vests, unless you make a special election, filed with the Dutch tax authorities, to defer taxation until the exercise of your option.

         You should note that if you indicate on your Election Form that you wish the exercise price of your new option to be set at the lesser of $0.24 per share or 100% of the fair market value of a share of Predictive's common stock on the New Option Grant Date and the fair market value of the shares at the date of grant is greater than $0.24 per share, the option will have an "intrinsic value" on the date of grant equal to the difference between the fair market value and the $0.24 per share exercise price. For example, if the fair market value on the date of grant is $0.36 per share, the intrinsic value of the option is $ 0.12 per share. Because the election for deferral of taxation does not apply to this intrinsic value, you will be taxed upon grant with respect to the vested portion of your option and each time another portion of your option vests, even if you have made an election to defer taxation until exercise. The taxable amount will equal the intrinsic value attributable to the applicable vested portion of your option as discussed above.

         Due to this potentially adverse tax consequence, we have structured this offer so that you may avoid this taxation if you wish. You may choose, by indicating your decision on your Election Form, for your new option to have an exercise price equal to 100% of the fair market value of a share of Predictive's common stock on the New Option Grant Date. If you choose this exercise price alternative, then your new option will not have an "intrinsic value" and you will not be taxed on the applicable vested portion of your option with respect to this intrinsic value. However, if you do choose this alternative, we cannot predict the exercise price of your new option. As a result, your new option may have an exercise price that is equal to or greater than the exercise price of some or all of your old options, and you may realize little or no benefit from participating in this offer.

         In addition, if you had not made the special election with the Dutch tax authorities to defer taxation of your old option until exercise, you would have been subject to taxation at the time the old option vested. As a result, participation in this offer will effectively give rise to double taxation on your options, since you will have to pay tax on the new option, either at vesting or at exercise, and you will not receive credit for taxes paid upon the vesting of the old option.

         Unless you are a 5% shareholder of Predictive (taking into account the number of shares covered by your unexercised options), you will not be subject to tax on the sale of the shares subject to your new option. Please see Section 16 for a more detailed discussion of the potential tax consequences of participation in the offer.

         We strongly recommend that you review the summaries carefully and consult your own tax advisor regarding your personal situation before deciding whether or not to participate in the offer.

         TAX-RELATED RISKS FOR RESIDENTS OF THE UNITED KINGDOM

         Under current tax law in the United Kingdom, we believe that you will not be subject to income tax as a result of participating in this offer to cancel your existing options in exchange for the grant of new options.

         Employers and employees are required to pay National Insurance contributions ("NICs"), based on the employee's earnings, including the "spread" between the fair market value of shares on the date of exercise and the exercise price of options granted to employees after April 5, 1999. Any existing options granted before April 6, 1999 are not subject to NICs. If you tender any such options for cancellation, the new options granted to you will be subject to NICs if the "spread" of your old option is different than that of the new option granted in exchange for it, although employees' NICs is payable only to the extent you have not already reached the annual cap. Please see Section 17 of this offer to exchange for a more detailed discussion of the potential tax consequences of participation in the offer.

         We strongly recommend that you review the summaries carefully and consult your own tax advisor regarding your personal situation before deciding whether or not to participate in the offer.

         TAX-RELATED RISKS FOR TAX RESIDENTS OF OTHER NON-U.S. COUNTRIES

         If you are eligible for this exchange because you are an employee living or working in the United States, Germany, the Netherlands or the United Kingdom, but are also subject to the tax laws in more than one country, you should be aware that there may be other tax and social insurance consequences that may apply to you. You should be certain to consult your own tax advisors to discuss these consequences.

                             BUSINESS-RELATED RISKS

         For a description of risks related to Predictive's business, please see
Section 22 of this Offer to Exchange. Please also see the further discussion of risks associated with our business under the heading "Risk Factors" in Predictive's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and Predictive's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002.

                                  INTRODUCTION

         Predictive Systems, Inc. ("Predictive," also referenced herein as the "Company," "us," "we," and "our") is offering to exchange certain outstanding options to purchase shares of Predictive common stock held by eligible employees for new options we will grant under the Predictive Systems, Inc. 1999 Stock Incentive Plan, as amended (the "1999 Stock Incentive Plan"). All outstanding options with an exercise price per share greater than or equal to $0.80 are eligible to be exchanged, including options issued under the Predictive Systems, Inc. 1998 Stock Incentive Plan (the "1998 Stock Plan"), the Synet Service Corporation 1996 Stock Option Plan (the "Synet Plan"), the Global Integrity Corporation 1998 Stock Incentive Plan (the "Global Plan"), the 1999 Stock Incentive Plan, and options issued outside of our option plans.

         An "eligible employee" refers to employees of Predictive who are employees as of the date the offer commences and remain employees through the date the tendered options are cancelled; however, only employees who live and work in the United States, Germany, the United Kingdom and the Netherlands are eligible to participate in the exchange offer. All other employees are not eligible to participate in the offer. In addition, members of our Board of Directors that are not employees are not eligible to participate in the exchange offer. The directors and executive officers of Predictive are listed on Schedule A to this Offer to Exchange. We are making the offer upon the terms and the conditions described in this Offer to Exchange Certain Outstanding Options for New Options (the "Offer to Exchange") and in the related memorandum from Andrew Zimmerman, Chief Executive Officer of Predictive Systems, Inc., dated September 19, 2002, the Election Form and the Notice to Withdraw from the Offer (which together, as they may be amended from time to time, constitute the "offer" or "program").

         Subject to the terms and conditions set forth below, only options with an exercise price per share greater than or equal to $0.80 are eligible for exchange. If you tender any option in this exchange, you must tender all your options with an exercise price per share greater than or equal to $0.80. However, you will not receive any new options in exchange for the cancellation of options which have an exercise price of $1.55, $2.90 or $17.75 (the "Regranted Options"). The Regranted Options will be cancelled as a condition to participation in the offer. No options with an exercise price of less than $0.80 per share will be accepted for exchange in the offer. All options, except for Regranted Options, with an exercise price equal to or above $0.80 per share will be referred to as the "Exchangeable Options."

         Each new option will cover the same number of shares as covered by each Exchangeable Option. That is, an Exchangeable Option will be exchanged for a new option grant to purchase one (1) share of Predictive common stock for every one
(1) share of Predictive common stock represented by an Exchangeable Option (subject to adjustment for any stock splits, stock dividends and similar events). However, no matter how many options are tendered and cancelled, the maximum number of options you will receive in exchange for the cancellation of your Exchangeable Options is 500,000. This is because the 1999 Stock Incentive Plan restricts the number of options that can be issued per year to a single employee to 500,000.

         Subject to the terms and conditions of the offer, we will grant the new options on the same business day on which we cancel the options accepted for exchange. We will cancel and exchange all tendered options accepted by us on the first business day after the date the offer ends (both the "Cancellation Date" and the "New Option Grant Date"). The offer is currently scheduled to expire on October 17, 2002 (the "Expiration Date"), and therefore, unless we extend the offering period, the Cancellation Date and New Option Grant Date is expected to be October 18, 2002. For any individual option grant that you tender, you must tender all of the outstanding, unexercised shares subject to that individual option grant.

         The exercise price per share of the new options will be the lesser of
(1) $0.24 or (2) 100% of the fair market value of a share of Predictive common stock on the New Option Grant Date, as determined by the closing price reported by the Nasdaq National Market, or any other securities quotation system or any stock exchange on which our shares are then quoted or listed, on such date. However, if you are subject to tax in the Netherlands, you may elect to have the exercise price of your new option be either (1) the lesser of $0.24 or 100% of the fair market value of a share of Predictive's common stock on the New Option Grant Date or (2) 100% of the fair market value of a share of Predictive's common stock on the New Option Grant Date. Please see Section 16 for a detailed discussion of this election.

         The offer is not conditioned on a minimum number of options being tendered. The offer is subject to conditions that we describe in Section 7 of this Offer to Exchange.

         If you tender options for exchange as described in the offer and we accept your tendered options, then, subject to the terms of this offer, we will grant you new options under the 1999 Stock Incentive Plan. For optionees subject to tax in the United States, if the fair market value of our common stock on the New Option Grant Date is greater than $0.24 per share, the guaranteed highest possible exercise price for your new options, your new option will be a nonstatutory stock option for purposes of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). If the fair market value of our common stock on the New Option Grant Date is equal to or less than $0.24 per share, then the type of new option you receive will depend on the type of option you tendered for exchange and the relevant provisions of the Code. If your tendered options are incentive stock options for purposes of the Code, your new option will be granted as an incentive stock option to the maximum extent it qualifies as an incentive stock option under the U.S. tax laws on the date of grant. If your tendered options are nonstatutory stock options for purposes of the Code, your new option will also be a nonstatutory stock option.

         Each new option will vest in 48 equal monthly installments. However, the vesting period will be accelerated based on your years of service measured from the Cancellation Date with Predictive as follows:



                 Years of Service                 Months Vested Immediately
          -------------------------------   -----------------------------------

                   4+ years                             15 months

                   3-4 years                            12 months

                   2-3 years                             9 months

                   1-2 years                             6 months

                   0-1 year                              3 months

         For example:

            o Employee A, who has been with Predictive for 3 1/2 years as of the Cancellation Date, cancels his options. Employee B, who has been with Predictive for 1 1/2 years as of the Cancellation Date, cancels her options.

            o The new grants occur for both Employee A and Employee B on the New Option Grant Date, which is the first business day after the offer expires.

            o The replacement option for Employee A will be 12/48th vested at the time of grant. The replacement option for Employee B will be 6/48th vested at the time of grant.

         The remaining grant for Employee A will vest in equal monthly installments over the next 36 months. The remaining grant for Employee B will vest in equal monthly installments over the next 42 months.

                                    THE OFFER

         1. Eligibility.

         Employees are "eligible employees" if they are employees of Predictive as of the date the offer commences and remain employees through the date on which the tendered options are cancelled if, and only if, they live and work in the United States, Germany, the United Kingdom or the Netherlands. The directors and executive officers of Predictive are listed on Schedule A to this Offer to Exchange. Members of the Board of Directors of Predictive that are not employees are not eligible to participate in the offer.

         In order to have your old option cancelled and to receive a new option, you must remain an employee as of the Cancellation Date/New Option Grant Date. If, for any reason, you are no longer an employee as of that date, we will not accept your tender of options. Any options you tendered will not be cancelled as a result of the offer and will remain intact and exercisable for the time period and to the extent set forth in your option agreement. If Predictive does not extend the offering period, the Cancellation Date and the New Option Grant Date will be October 18, 2002.

         All outstanding, unexercised options that have an exercise price per share greater than or equal to $0.80 may be tendered for exchange, including those options that were granted pursuant to the 1998 Stock Plan, the Synet Plan, Global Plan, the 1999 Stock Incentive Plan, or the options issued outside our stock option plans. However, if you tender any option in this exchange, you must tender all your options with an exercise price per share greater than or equal to $0.80, including any Regranted Options (options with exercise prices of $1.55, $2.90 and $17.75 per share). No options with an exercise price per share less than $0.80 may be tendered in the offer. Each option grant that is tendered for exchange must be tendered for the entirety of the portion that remains outstanding and unexercised.

         2. Number of options; Expiration Date.

         Subject to the terms and conditions of the offer, we will exchange outstanding, unexercised Exchangeable Options held by eligible employees that are properly tendered in accordance with Section 4 of this Offer to Exchange (and not validly withdrawn in accordance with Section 5 of this Offer to Exchange) before the "Expiration Date" (as defined below) in return for new options. Exchangeable Options are those options that are not Regranted Options (options with exercise prices of $1.55, $2.90 and $17.75 per share for which you will receive no replacement options) and that have an exercise price equal to or greater than $0.80 per share.

         To validly tender an Exchangeable Option, all Exchangeable Options and all Regranted Options must be tendered under this offer. You may not choose to tender some but not all of your eligible Exchangeable Options. This means that if you wish to participate in the offer, you must tender all of your unexercised options with an exercise price per share greater than or equal to $0.80. In addition, we will not accept tenders of options for only a portion of the unexercised options subject to an individual option grant. Therefore, for any individual option grant that you tender, you must tender all of the outstanding, unexercised shares subject to that individual option grant. For example and except as otherwise described below, if you hold (i) an option to purchase 1,000 shares at an exercise price per share greater than or equal to $0.80, 700 of which you have already exercised, and (ii) an option to purchase 1,000 shares at an exercise price per share greater than or equal to $0.80, you may tender:

         o        none of your options, or

         o all options with respect to the 300 remaining unexercised shares under the first option grant and the 1,000 shares under the second option grant.

         You may not tender options with respect to less than all of the unexercised options under any option grant.

         If your options are properly tendered and accepted for exchange, the options will be cancelled and, subject to the terms of this offer, your Exchangeable Options will be subject to a 1:1 exchange ratio. This means that you will be entitled to receive new options to purchase one (1) share of Predictive common stock for every one (1) share of Predictive common stock represented by the Exchangeable Options tendered and accepted for exchange, subject to adjustments for any stock splits, stock dividends and similar events. You will not receive anything in exchange for canceling the Regranted Options, but such cancellation is required in order to participate in the offer. For instance, if you had the following option grants:

         1. An option to purchase 2,000 shares at $45.00 per share (an Exchangeable Option),

         2. An option to purchase 500 shares at $1.55 per share (a Regranted Option), and

         3. An option to purchase 1,500 shares at $2.90 per share (also a Regranted Option),

then you would have the choice of either tendering all three options or none of your options. If you tender and we accept all of your options then you would receive a new option to purchase 2,000 shares in consideration of the 2,000 shares subject to your Exchangeable Option. You would not receive anything in exchange for canceling the Regranted Options (the option to purchase 500 shares at $1.55 per share and the option to purchase 1,500 shares at $2.90 per share), but cancellation of the Regranted Options is required in order to participate in the offer.

         The 1999 Stock Incentive Plan restricts the number of options that can be issued per year to a single employee. Therefore, no matter how many options are tendered and cancelled, the maximum number of options you will receive in exchange for the cancellation of your Exchangeable Options is 500,000.

         As mentioned above, you will not receive any new options in exchange for the cancellation of those option grants that have an exercise price of $1.55, $2.90 or $17.75 (the Regranted Options). All new options will be subject to the terms of the 1999 Stock Incentive Plan, and to a new option agreement between you and Predictive. If, for any reason, you do not remain an employee of Predictive through the New Option Grant Date, you will not receive any new options because we will not accept your tender of options. Any options you tendered will not be cancelled as a result of the offer. This means that if you quit, with or without a good reason, or die or we terminate your employment, with or without cause, prior to the New Option Grant Date, you will not receive new options. The options you tendered will remain intact and exercisable for the time period and to the extent set forth in your option agreement. They will continue to be governed by the plan under which they were granted and by your option agreement.

         The term "Expiration Date" means midnight, Eastern Time, on October 17, 2002, unless and until we, in our discretion, have extended the period of time during which the offer will remain open, in which event the term "Expiration Date" refers to the latest time and date at which the offer, as so extended, expires. See Section 18 of this Offer to Exchange for a description of our rights to extend, delay, terminate and amend the offer.

         If we decide to take any of the following actions, we will publish notice or otherwise inform you in writing of such action:

         o any increase or decrease in the amount of consideration offered for the options, or

         o any increase or decrease in the number of options eligible to be tendered in the offer.

         If the offer is scheduled to expire at any time earlier than the tenth
(10th) business day from, and including, the date that notice of any increase or decrease of the kind described above is first published, sent or given in the manner specified in Section 18 of this Offer to Exchange, we will extend the offering period so that the offer is open at least ten (10) business days following the publication, sending or giving of notice.

         We will also notify you of any other material change in the information contained in this Offer to Exchange.

         For purposes of the offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

         3. Purpose of the offer.

         We issued the outstanding options to:

         o provide our eligible employees with additional incentive and to promote the success of our business, and

         o encourage our eligible employees to continue their employment with us.

         The offer provides an opportunity for us to offer our eligible employees a valuable incentive to stay with Predictive and continue to work to promote the success of our business. Many of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our common stock. By making this offer to exchange outstanding options for new options that will have an exercise price equal to or less than the market value of our common stock on the grant date, we intend to provide our eligible employees with the benefit of owning options that over time may have a greater potential to increase in value, to create better performance incentives for employees and to thereby maximize stockholder value.

         Neither we nor our Board of Directors make any recommendation as to whether you should tender or not tender your options, nor have we authorized any person to make any such recommendation. You are urged to evaluate carefully all of the information in this Offer to Exchange and to consult your own investment and tax advisors. You must make your own decision whether or not to tender your options for exchange.

         4. Procedures for tendering options.

         Proper Tender of Options.

         To validly tender your options through the offer, you must, in accordance with the terms of the Election Form, properly complete, execute and deliver the Election Form to us via facsimile (fax # (212) 719-5595) or hand delivery to Kristin Chubbuck at our New York office. Kristin Chubbuck must receive all of the required documents before the Expiration Date. The Expiration Date is midnight Eastern Time on October 17, 2002, unless we decide to extend the offering period. The new Election Form must be signed and dated and must specify:

         o        the name of the option holder who tendered the options,

         o        the grant number of all options to be tendered,

         o        the grant date of all options to be tendered,

         o        the exercise price of all options to be tendered, and

         o the total number of unexercised option shares subject to each option to be tendered.

         In addition, if you are subject to tax in the Netherlands, you must indicate whether you wish to have the exercise price of your new option be (1) the lesser of $0.24 or 100% of the fair market value of a share of Predictive's common stock on the New Option Grant Date or (2) 100% of the fair market value of a share of Predictive's common stock on the New Option Grant Date. We have structured the offer to provide this election in order to give you the opportunity to avoid potentially adverse Dutch tax consequences. Please see
Section 16 for a detailed discussion of this election.

         As described in this Offer to Exchange, if you participate in this offer at all, you must tender all options with an exercise price at or above $0.80 per share. If you submit an Election Form but fail to include a list of all such required tenders, the required tenders will automatically be deemed to have been tendered by you.

         Except as described in the following sentences, the Election Form must be executed by the option holder who tendered the options for exchange exactly as that option holder's name appears on the option agreement or agreements evidencing the options. If the option holder's name has been legally changed since the signing of the option agreement, the option holder must submit proof of the legal name change. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of the authority of such person to act in that capacity must be indicated on the Election Form.

         The delivery of all documents, including Election Forms and any Notices to Withdraw from the Offer, is at your risk. We intend to confirm the receipt of your Election Form and/or any Notice to Withdraw from the Offer within two (2) business days; if you have not received such a confirmation of receipt, it is your responsibility to ensure that your Election Form and/or any Notice to Withdraw from the Offer has been received by us.

     Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects.

         We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any tender of options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all tenders of options that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept properly and timely tendered options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the offer period, subject only to an extension that we may grant in our sole discretion.

      Our Acceptance Constitutes an Agreement.

         Your tender of options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the offer. Our acceptance for exchange of your options tendered by you through the offer will constitute a binding agreement between us and you upon the terms and subject to the conditions of the offer.

         Subject to our rights to extend, terminate and amend the offer, discussed in Section 18 of this Offer to Exchange, we currently expect that we will accept promptly after the expiration of the offer all properly tendered options that have not been validly withdrawn.

         5. Withdrawal rights.

         You may only withdraw your tendered options in accordance with the provisions of this Section. Please note that if you wish to withdraw one of your tendered options then you must withdraw all of your tendered options.

         You may withdraw your tendered options at any time before the Expiration Date, which is midnight, Eastern Time, on October 17, 2002. If we extend the offering period beyond that time, you may withdraw your tendered options at any time until the extended expiration of the offer.

         In addition, although we currently intend to accept validly tendered options promptly after the expiration of this offer, if we have not accepted your tendered options by midnight, Eastern Time, on November 15, 2002, you may withdraw your tendered options at any time after November 15, 2002.

         If you are subject to tax in the Netherlands and you desire to change your decision with regards to the exercise price of your new option after submitting an Election Form but prior to the Expiration Date, you must submit a Notice to Withdraw from the Offer in accordance with this Section and then submit a new Election Form in accordance with Section 4 of this Offer to Exchange, indicating your revised choice of exercise price, prior to the Expiration Date. If we extend the offering period beyond that time, you may change your decision regarding the exercise price of your new option at any time until the extended expiration of the offer.

         To validly withdraw tendered options, you must deliver to Kristin Chubbuck via facsimile (fax # (212) 719-5595) or hand delivery, in accordance with the procedures listed in Section 4, a signed and dated Notice to Withdraw from the Offer, with the required information, while you still have the right to withdraw the tendered options

         You may not rescind any withdrawal, and any options you withdraw will thereafter be deemed not properly tendered for purposes of the offer, unless you properly re-tender those options before the Expiration Date by following the procedures described in Section 4 of this Offer to Exchange. If you change your mind and again wish to elect to participate in the offer, you must deliver a new Election Form to Kristin Chubbuck via facsimile (fax # (212) 719-5595) or hand delivery, in accordance with the procedures listed in Section 4 above. If you deliver a new Election Form that is properly signed and dated, it will replace any previously submitted Election Form, which will be disregarded. The new Election Form must be signed and dated and must specify:

         o        the name of the option holder who tendered the options,

         o        the grant number of all options tendered,

         o        the grant date of all options tendered,

         o        the exercise price of all options tendered, and

         o the total number of unexercised option shares subject to each option tendered.

         In addition, if you are subject to tax in the Netherlands, you must indicate whether you wish to have the exercise price of your new option be (1) the lesser of $0.24 or 100% of the fair market value of a share of Predictive's common stock on the New Option Grant Date or (2) 100% of the fair market value of a share of Predictive's common stock on the New Option Grant Date. We have structured the offer to provide this election in order to give you the opportunity to avoid potentially adverse Dutch tax consequences. Please see
Section 16 for a detailed discussion of this election.

         Please remember that you cannot pick and choose which eligible options you wish to tender; if you participate at all, you must tender all options with an exercise price at or above $0.80 per share.

         Except as described in the following sentences, the Notice to Withdraw from the Offer and any new Election Form must be executed by the option holder who tendered the options to be withdrawn exactly as that option holder's name appears on the option agreement or agreements evidencing the options. If the option holder's name has been legally changed since the signing of the option agreement, the option holder must submit proof of the legal name change. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of the authority of such person to act in that capacity must be indicated on the notice of withdrawal.

         Neither we nor any other person is obligated to give notice of any defects or irregularities in any Notice to Withdraw from the Offer or any new Election Form, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of Notices to Withdraw from the Offer and new Election Forms. Our determination of these matters will be final and binding.

         The delivery of all documents, including any Notices to Withdraw from the Offer and any new Election Forms, is at your risk. We intend to confirm the receipt of your Notice to Withdraw from the Offer or any new Election Forms within two (2) business days; if you have not received such a confirmation of receipt, it is your responsibility to ensure that your Notice to Withdraw from the Offer or any new Election Forms have been received by us.

         6. Acceptance of options for exchange and issuance of new options.

         Upon the terms and conditions of the offer and promptly following the Expiration Date, we will accept for exchange and cancel eligible options properly tendered and not validly withdrawn before the Expiration Date. Once the options are cancelled, you will no longer have any rights with respect to those options. Subject to the terms and conditions of this offer, if your Exchangeable Options are properly tendered and accepted for exchange, your Exchangeable Options and your Regranted Options will be cancelled as of the date of our acceptance, which we anticipate to be October 18, 2002, and you will be granted new options on that same day. The exercise price per share of your new options will be the lesser of (1) $0.24 or (2) 100% of the fair market value of a share of Predictive common stock on the New Option Grant Date, as determined by the closing price reported by the Nasdaq National Market, or any other securities quotation system or any stock exchange on which our shares are then quoted or listed, on the New Option Grant Date. However, if you are subject to tax in the Netherlands, you may elect to have the exercise price of your new option be either (1) the lesser of $0.24 or 100% of the fair market value of a share of Predictive's common stock on the New Option Grant Date or (2) 100% of the fair market value of a share of Predictive's common stock on the New Option Grant Date. We have structured the offer to provide this election in order to give you the opportunity to avoid potentially adverse Dutch tax consequences. Please see
Section 16 for a detailed discussion of this election.

         Thus, subject to the terms and conditions of this offer, if your options are properly tendered by midnight, Eastern Time on October 17, 2002, the scheduled Expiration Date of the offer, and accepted for exchange and cancelled on October 18, 2002, you will be granted new options on October 18, 2002. If we choose to extend the offering period, the date on which we will cancel the tendered options and grant new options will be similarly delayed.

         For employees subject to tax in the United States, if the fair market value of our common stock on the New Option Grant Date is greater than $0.24 per share, the guaranteed highest possible exercise price for your new options, all new options will be nonstatutory stock options for purposes of the Code. If the fair market value of our common stock on the New Option Grant Date is equal to or less than $0.24 per share, then the type of new option you receive will depend on the type of option you tendered and the relevant provisions of the Code. If your tendered options are incentive stock options for purposes of the Code, your new option will be granted as an incentive stock option to the maximum extent it qualifies as an incentive stock option under the U.S. tax laws on the date of grant. If your tendered options are nonstatutory stock options for purposes of the Code, your new option will also be a nonstatutory stock option.

         It is possible that, prior to or after the grant of new options, we might effect or enter into an agreement such as a merger or stock acquisition whereby Predictive would be acquired by another company. If Predictive is acquired prior to the expiration of the offer, you may choose to withdraw any options which you tendered for exchange and your options will be treated in accordance with the option plan under which they were granted and your option agreement. Further, if Predictive is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and you will receive no new options. If Predictive is acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or the new options, including any adjustments to the exercise price or number of shares that will be subject to the new options.

         If we are acquired after your tendered options have been accepted and cancelled, and the Exchangeable Options have been exchanged for new options, your new options will be governed by the terms of the 1999 Stock Incentive Plan and your new option agreement.

         You should be aware that if you cease to be an employee of Predictive or a successor entity as a result of an acquisition or merger, or for any other reason, you may not have the opportunity to exercise as much of your new options as you would have been able to exercise under your old options, since your new options may not have accrued as much vesting credit as your old options. As a result, you may not receive as much, or any, benefit from your new option as you would have received if you had retained your old options.

         If your options are properly tendered and accepted for exchange, the options will be cancelled and, subject to the terms of this offer, your Exchangeable Options will be subject to a 1:1 exchange ratio. This means that you your new options will entitle you to purchase the number of shares of Predictive common stock which is equal to one (1) share of Predictive common stock for every one (1) share of Predictive common stock represented by the Exchangeable Options tendered, as adjusted for any stock splits, stock dividends and similar events. As mentioned above, you will not receive any new options in exchange for the cancellation of any Regranted Options, but such cancellation is required in order to participate in the offer. For instance, if you had the following option grants:

         1. An option to purchase 2,000 shares at $45.00 per share (an Exchangeable Option),

         2. An option to purchase 500 shares at $1.55 per share (a Regranted Option), and

         3. An option to purchase 1,500 shares at $2.90 per share (also a Regranted Option),

then you would have the choice of either tendering all three options or none of your options. If you tender and we accept all of your options then you would receive a new option to purchase 2,000 shares in consideration of the 2,000 shares subject to your Exchangeable Option. You would not receive anything in exchange for canceling the Regranted Options (the option to purchase 500 shares at $1.55 per share and the option to purchase 1,500 shares at $2.90 per share), but such cancellation is required in order to participate in the offer.

         The 1999 Stock Incentive Plan restricts the number of options that can be issued per year to a single employee. Therefore, no matter how many options are tendered and cancelled, the maximum number of options you will receive in exchange for the cancellation of your Exchangeable Options is 500,000.

         If, for any reason, you are not an employee of Predictive or a successor entity through the date we grant the new options, you will not receive any new options because we will not accept your tender of options and any options you tendered will not be cancelled as a result of the offer. This means that if you quit, with or without a good reason, or die or we terminate your employment, with or without cause, prior to the New Option Grant Date, you will not receive new options. The options you tendered will remain intact and exercisable for the time period and to the extent set forth in your option agreement. They will continue to be governed by the plan under which they were granted and by your option agreement.

         You may not pick and choose among your eligible options. If you wish to participate in the offer, you must tender all of your unexercised options with an exercise price per share greater than or equal to $0.80 (including Regranted Options). Nor will we accept partial tenders of options for any portion of the unexercised options subject to an individual option grant. However, you may tender the remaining portion of an option that you have partially exercised. For example, and except as otherwise described below, if you hold (i) an option to purchase 1,000 shares at an exercise price per share greater than or equal to $0.80, 700 of which you have already exercised, and (ii) an option to purchase 1,000 shares at an exercise price per share greater than or equal to $0.80, you may tender:

         o        none of your options, or

         o all options with respect to the 300 remaining unexercised shares under the first option grant and the 1,000 shares under the second option grant.

         You may not tender options with respect to less than all of the unexercised options under any option grant.

         It is possible that we may consummate a "reverse stock split" after you submit your Election Form tendering your options for exchange but prior to your new options being issued. A reverse stock split means that each share of stock outstanding on the date set for the reverse stock split will be combined with other shares and reduce the number of shares we have outstanding. For example, in a 1-for-10 stock split, every ten (10) shares of common stock outstanding will be combined and will thereafter represent one (1) share of common stock. The number of shares of stock subject to your options, and the number of shares of stock subject to new options in the exchange offer, will be similarly adjusted. Accordingly, if you have the right to receive options for 1000 shares of stock in the exchange offer, and we undertake a 1-for-10 stock split, after the stock split is effective you will thereafter have the right to receive an option for 100 shares of stock.

         Within two (2) business days of the receipt of your Election Form or your Notice to Withdraw from the Offer, Predictive intends to e-mail the option holder a Confirmation of Receipt. However, this is not by itself an acceptance of the options for exchange. For purposes of the offer, we will be deemed to have accepted for exchange those options that are validly tendered and not properly withdrawn as of the time when we give oral or written notice to Kristin Chubbuck or to the option holders, of our acceptance for exchange of such options, which notice may be made by press release. Subject to our rights to extend, terminate and amend the offer, discussed in Section 18 of this Offer to Exchange, we currently expect that we will accept promptly after the expiration of the offer all properly tendered options that are not validly withdrawn. Options accepted for exchange will be cancelled on the Cancellation Date, which we presently expect to be October 18, 2002.

         7. Conditions of the offer.

         Notwithstanding any other provision of the offer, we will not be required to accept any options tendered for exchange, and we may terminate or amend the offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the commencement of this offer, and prior to the Expiration Date, any of the following events has occurred, or has been determined by us to have occurred, and, in our reasonable judgment in any case and regardless of the circumstances giving rise to the event, including any action or omission to act by us, the occurrence of such event or events makes it inadvisable for us to proceed with the offer or with the acceptance and cancellation of options tendered for exchange:

         o there shall have been threatened or instituted or be pending any action or proceeding by any governmental, regulatory or administrative agency or authority that directly or indirectly challenges the making of the offer, the acquisition or cancellation of some or all of the tendered options pursuant to the offer, or the issuance of new options, or otherwise relates in any manner to the offer, or that, in our reasonable judgment, could materially and adversely affect our business, condition, income, operations or prospects or materially impair (e.g., by increasing the accounting costs associated with the offer) the contemplated benefits of the offer to Predictive, where the contemplated benefits include the opportunity to align employee and stockholder interests and offer eligible employees a valuable incentive to stay with Predictive and to achieve high levels of performance;

         o there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be eligible to the offer or Predictive, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

                  (i) make the acceptance for exchange of, or issuance of new options for, some or all of the tendered options illegal or otherwise restrict or prohibit consummation of the offer or that otherwise relates in any manner to the offer;

                  (ii) delay or restrict our ability, or render us unable, to accept for exchange, or issue new options for, some or all of the tendered options;

                  (iii) materially impair (e.g., by increasing the accounting costs associated with the offer) the contemplated benefits of the offer to Predictive, where the contemplated benefits include the opportunity to align employee and stockholder interests and offer eligible employees a valuable incentive to stay with Predictive and to achieve high levels of performance; or

                  (iv) materially and adversely affect Predictive's business, condition, income, operations or prospects or materially impair (e.g., by increasing the accounting costs associated with the offer) the contemplated benefits of the offer to Predictive, where the contemplated benefits include the opportunity to align employee and stockholder interests and offer eligible employees a valuable incentive to stay with Predictive and to achieve high levels of performance;

         o        there shall have occurred:

                  (i) any general suspension of trading in, or limitation of prices for, our securities on any national securities exchange or in the over-the-counter market;

                  (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory; or

                  (iii) any limitation (whether or not mandatory) by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States.

         o a tender or exchange offer for some or all of our shares, or a merger or acquisition proposal for Predictive, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed; or

         o any change or changes shall have occurred in Predictive's business, condition, assets, income, operations, prospects or stock ownership that, in our reasonable judgment, is or may be material and adverse to Predictive or may materially impair (e.g., by increasing the accounting costs associated with the offer) the contemplated benefits of the offer to Predictive, where the contemplated benefits include the opportunity to align employee and stockholder interests and offer eligible employees a valuable incentive to stay with Predictive and to achieve high levels of performance.

         The conditions to the offer are for Predictive's benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the Expiration Date. We may waive them, in whole or in part, at any time and from time to time prior to the Expiration Date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.

         8. Price range of shares underlying the options.

         The shares underlying your options are currently traded on the Nasdaq National Market under the symbol "PRDS." The following table shows, for the periods indicated, the high and low sales prices per share of our common stock as reported by the Nasdaq National Market.

                                                                                  High      Low
                                                                                 ------   ------
Fiscal Year 2002
         July 1, 2002 though September 17, 2002 ..............................   $ 0.37    $0.13
         Quarter ended June 30, 2002 .........................................     1.55     0.31
         Quarter ended March 31, 2002 ........................................     2.58     1.25


Fiscal Year 2001
         October 1, 2001 through December 31, 2001 ...........................   $ 2.08    $0.70
         Quarter ended September 30, 2001 ....................................     4.00     0.70
         Quarter ended June 30, 2001 .........................................     5.40     1.19
         Quarter ended March 31, 2001 ........................................     9.19     2.00

Fiscal Year 2000
         Quarter ended December 31, 2000 .....................................   $23.31   $ 6.81
         Quarter ended September 30, 2000 ....................................    40.50    14.88
         Quarter ended June 30, 2000 .........................................    48.13    25.13
         Quarter ended March 31, 2000 ........................................    89.00    42.38

         As of September 17, 2002, the last reported sale price during regular trading hours of our common stock, as reported by the Nasdaq National Market, was $0.26 per share.

         We recommend that you evaluate current market quotes for our common stock, among other factors, before deciding whether or not to tender your options.

         9. Source and amount of consideration; terms of new options

     Consideration.

         We will issue new options to purchase shares of common stock under our 1999 Stock Incentive Plan in exchange for the eligible outstanding options properly tendered and accepted for exchange by us that will be cancelled. The number of shares of Predictive common stock subject to the new options to be granted to each option holder will be equal to one (1) share of Predictive common stock for every one (1) share of Predictive common stock represented by the Exchangeable Options tendered and accepted for exchange and cancelled by us, as adjusted for any stock splits, reverse stock splits, stock dividends and similar events. However, no matter how many options are tendered and cancelled, the maximum number of options you will receive in exchange for the cancellation of your Exchangeable Options is 500,000. This is because the 1999 Stock Incentive Plan restricts the number of options that can be issued per year to a single employee to 500,000. You will not receive any new options in exchange for the cancellation of any Regranted Options, but such cancellation is required in order to participate in the offer. If we receive and accept tenders from eligible employees of all options eligible to be tendered, subject to the terms and conditions of this offer, we will grant new options to purchase a total of approximately 3,641,645 shares of common stock. The shares issuable upon exercise of these new options would equal approximately 9.8% of the total shares of our common stock outstanding as of September 17, 2002.

     Terms of New Options.

         The new options will be granted under our 1999 Stock Incentive Plan. For every new option granted, a new option agreement will be entered into between Predictive and each option holder who has tendered options in the offer. The terms and conditions of the new options may vary from the terms and conditions of the options tendered for exchange, but generally will not substantially and adversely affect the rights of option holders. The 1999 Stock Incentive Plan is the successor plan to the 1998 Stock Incentive Plan, and now governs all options granted under the 1998 Stock Incentive Plan. The 1999 Stock Incentive Plan restricts the number of options that can be issued per year to a single employee. Therefore, no matter how many options are tendered and cancelled, the maximum number of options you will receive in exchange for the cancellation of your Exchangeable Options is 500,000. For employees subject to tax in the United States, if the fair market value of Predictive's common stock on the New Option Grant Date is greater than $0.24 per share, the guaranteed highest possible exercise price for your new options, then, for purposes of United States tax law, all the new options will be nonstatutory stock options. If the fair market value of Predictive's common stock is less than or equal to $0.24 on the New Option Grant Date, then, generally, your new options will be of the same type as your old options. If your old options are nonstatutory options, your new options will be nonstatutory options. If your old options are incentive stock options, your new options will be incentive stock options to the extent they qualify as incentive stock options under the Code. For options to qualify as incentive stock options, the value of shares subject to options that first become exercisable by the option holder in any calendar year cannot exceed $100,000, as determined using the option exercise price. It is possible that by participating in this exchange, your options will exceed this limit and will be treated as nonstatutory stock options. Nonstatutory stock options receive tax treatment that is generally less favorable than the treatment received by incentive stock options. Please read "U.S. Federal Income Tax Consequences" later in this Section, as well as Section 14 of this Offer to Exchange for a discussion of the potential tax consequences for United States employees.

         If you are a tax resident of Germany, the Netherlands or the United Kingdom, please read Sections 15, 16 and 17, respectively, for a discussion of the potential tax consequences which may apply to you as a result of participation in this offer.

         If you are living or working in the United States, Germany, the Netherlands or the United Kingdom, but are also subject to the tax laws in another country (or in more than one of the above-listed countries), you should be aware that there may be other tax and social insurance consequences which may apply to you; you should be certain to consult your own advisors to discuss these consequences.

         The following description summarizes the material terms of the discretionary option grant program of our 1999 Stock Incentive Plan and the options granted under this program pursuant to the 1999 Stock Incentive Plan.

         Our statements in this Section and throughout this Offer to Exchange concerning our 1999 Stock Incentive Plan and the new options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, all provisions of our 1999 Stock Incentive Plan and the forms of agreements under the plan. A copy of our 1999 Stock Incentive Plan and the forms of agreements thereunder are attached as an exhibit to the Schedule TO under which this offer has been filed. You may also contact us at Predictive Systems, Inc., 19 West 44 Street, 9th Floor, New York, New York 10036, Attention: Kristin Chubbuck (telephone: (212) 659-3743), to receive a copy of our 1999 Stock Incentive Plan and the forms of agreements thereunder. We will promptly furnish you copies of these documents at our expense.

     1999 Stock Incentive Plan.

         The 1999 Stock Incentive Plan was adopted by the board of directors and approved by the shareholders on September 14, 1999. The 1999 Stock Incentive Plan superseded the 1998 Stock Incentive Plan and no grants were made under the 1998 Stock Incentive Plan after the adoption of the 1999 Stock Incentive Plan. All options previously granted under the 1998 Stock Incentive Plan are now governed by the terms of the 1999 Stock Incentive Plan, which are substantially similar. The maximum number of shares currently available for issuance through the exercise of options granted under our 1999 Stock Incentive Plan is 1,843,624 shares, plus an annual increase to be added on the first trading day of January of each calendar year equal to the lesser of (i) 500,000 shares; and (ii) 1% of the outstanding shares of Predictive common stock on such date. The number of shares available for issuance includes shares that remained available for issuance under our 1998 Stock Incentive Plan. Our 1999 Stock Incentive Plan permits the granting of options intended to qualify as incentive stock options and nonstatutory stock options, as well as stock purchase rights. The 1999 Stock Incentive Plan restricts the number of options that can be issued per year to a single employee. Therefore, no matter how many options are tendered and cancelled pursuant to this offer, the maximum number of options that can be received in exchange for the cancellation of your Exchangeable Options is 500,000. The 1999 Stock Incentive Plan is administered by the Board of Directors or a committee appointed by the Board of Directors (the "Administrator"). Subject to the other provisions of the 1999 Stock Incentive Plan, under the Discretionary Option Grant Program the Administrator has the power to determine the terms and conditions of the options granted, including the exercise price, the number of shares subject to the option and the exercisability of the options. The 1999 Stock Incentive Plan also provides that no individual may receive awards for more than 500,000 shares of our common stock in any calendar year.

     Term.

         Options generally have a term of ten (10) years.

     Termination.

         Any option outstanding at the time of the termination of your employment will remain exercisable for the period of time as determined by the Administrator and set forth in the documents evidencing your option, but no option will be exercisable after its term. During the applicable post-employment exercise period (if any), your options cannot be exercised for more than the number of shares that are vested on the date of your termination. At the end of the post-employment period your option will terminate and cease to be outstanding. In addition, if your service is terminated for misconduct or, with respect to options that were not granted under the 1998 Stock Incentive Plan, should you engage in misconduct while your options are outstanding, then all of your options will immediately terminate and cease to be outstanding.

         The termination of your option will result in the termination of your interests in our 1999 Stock Incentive Plan. In addition, your option may terminate, together with our stock option plans and all other outstanding options issued to other employees, following the occurrence of certain corporate events, as described below.

     Termination of Employment Before the New Option Grant Date.

         If, for any reason, you are not an employee of Predictive or a successor entity through the date we grant the new options, you will not receive any new options because we will not accept your tender of options. Any options you tendered will not be cancelled as a result of the offer. This means that if you quit, with or without a good reason, or die or we terminate your employment, with or without cause, prior to the New Option Grant Date, you will not receive new options. The options you tendered will remain intact and exercisable for the time period and to the extent set forth in your option agreement. They will continue to be governed by the plan under which they were granted and by your option agreement.

         You are reminded that unless expressly provided in your employment agreement or by the applicable laws of a non-U.S. jurisdiction, your employment with Predictive remains "at will" and can be terminated by you or Predictive at any time, for any reason.

     Exercise Price.

         Generally, the Administrator determines the exercise price at the time the option is granted. For all eligible employees, the exercise price per share of the new options will be the lesser of (1) $0.24 or (2) one hundred percent (100%) of the fair market value of a share of Predictive common stock on the date of grant, as determined by the closing price reported by the Nasdaq National Market on the date of grant.

         However, if you are subject to tax in the Netherlands, you may elect to have the exercise price of your new option be either (1) the lesser of $0.24 or 100% of the fair market value of a share of Predictive's common stock on the New Option Grant Date or (2) 100% of the fair market value of a share of Predictive's common stock on the New Option Grant Date. We have structured the offer to provide this election in order to give you the opportunity to avoid potentially adverse Dutch tax consequences. Please see Section 16 for a detailed discussion of this election.

         In addition, the exercise price may not be less than one hundred and ten percent (110%) of the closing price reported by the Nasdaq National Market on the date of grant for options intended to qualify as incentive stock options, which are granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than ten percent (10%) of the voting rights of all classes of stock of Predictive or an affiliate company.

         If shares of Predictive common stock are not trading on the Nasdaq National Market on the date of grant but are listed on any other stock exchange, the fair market value per share will be determined by the closing selling price per share of common stock on the stock exchange that the board of directors determines to be the primary market for the common stock.

         If you are subject to tax in the Netherlands and choose for your new option to have an exercise price equal to 100% of the fair market value of our common stock on the New Option Grant Date, we cannot predict the exercise price of your new option. As a result, your new option may have an exercise price that is equal to or greater than the exercise price of some or all of your old options, and you may realize little or no benefit from participating in this offer. For example, if you cancel options with a $1.80 exercise price and Predictive's stock appreciates to $2.00 per share when the replacement grants are made, your new option will have a higher exercise price than the cancelled option. If you have submitted your Election Form electing that your new option have an exercise price equal to 100% of the fair market value of our common stock on the New Option Grant Date, during the election period you may wish to monitor the fair market value of our common stock to see if it increases above the exercise price of some or all of your tendered options. If this happens, and you believe that the value of our common stock will remain higher on the New Option Grant Date and as result you will not benefit from participating in this offer, you may either withdraw from the offer or change your election to choose the other exercise price alternative (an exercise price equal to the lesser of $0.24 or 100% of the fair market value of a share of our common stock on the New Option Grant Date), for this or any other reason, until midnight, Eastern Time, on October 17, 2002.

         For all other participants, we cannot predict the exercise price of the new options, but we can guarantee that the exercise price will not be more than $0.24 per share.

     Vesting and Exercise.

         Each stock option agreement specifies the term of the option and the date when the option becomes exercisable. The terms of vesting are determined by the Administrator. Options granted by us generally vest at a rate of 1/48th of the shares each month, provided the employee remains continuously employed by Predictive.

         Each new option will vest in 48 equal monthly installments. However, the vesting period will be accelerated based on your years of service measured from the Cancellation Date with Predictive as follows:

                      Years of Service               Months Vested Immediately
            -------------------------------------------------------------------

                          4+ years                           15 months

                          3-4 years                          12 months

                          2-3 years                           9 months

                          1-2 years                           6 months

                          0-1 year                            3 months

         For example:

         o Employee A, who has been with Predictive for 3 1/2 years as of the Cancellation Date, cancels his options. Employee B, who has been with Predictive for 1 1/2 years as of the Cancellation Date, cancels her options.

         o The new grants occur for both Employee A and Employee B on the New Option Grant Date, which is the first business day after the offer expires.

         o The replacement option for Employee A will be 12/48th vested at the time of grant. The replacement option for Employee B will be 6/48th vested at the time of grant.

         o The remaining grant for Employee A will vest in equal monthly installments over the next 36 months. The remaining grant for Employee B will vest in equal monthly installments over the next 42 months.

     You should be aware that if you cease to be an employee of Predictive, you may not have the opportunity to exercise as much of your new options as you would have been able to exercise under your old options, since your new options may not be as fully vested. As a result, you may not receive as much, or any, benefit from your new option as you would have received if you had retained your old options.

     Payment of Exercise Price.

         You may exercise your options, in whole or in part, by delivery of a written notice to us together with a share subscription or purchase form which is accompanied by payment in full of the eligible exercise price. The permissible methods of payment of the option exercise price will be set forth in your option agreement. The permissible methods of payment generally include the following:

         o        cash,

         o        check,

         o consideration received by us though a special sale and remittance procedure that is effectuated through an authorized brokerage firm, or

         o        a combination of the foregoing methods.

     Adjustments Upon Certain Events.

         Events Occurring before the New Option Grant Date. In the event there is a merger or stock acquisition whereby Predictive is acquired by another company that occurs before the Expiration Date, you may withdraw any options which you tendered for exchange and your options will be treated in accordance with the option plan under which they were granted and your option agreement. Further, if Predictive is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and you will receive no new options. If Predictive is acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or the new options, including any adjustments to the exercise price or the number of shares that will be subject to the new options.

         In addition, you should be aware that if we are acquired by another company, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees prior to the grant of new options under this option exchange program. Termination for this, or any other, reason before the Cancellation Date/New Option Grant Date means that we will not accept your tender of options. Any options you tendered will not be cancelled as a result of the offer and will remain intact and exercisable for the time period and to the extent set forth in your option agreement. They will continue to be governed by the plan under which they were granted and by your option agreement.

         It is possible that we may consummate a "reverse stock split" after you submit your Election Form tendering your options for exchange but prior to your new options being issued. A reverse stock split means that each share of stock outstanding on the date set for the reverse stock split will be combined with other shares and reduce the number of shares we have outstanding. For example, in a 1-for-10 stock split, every ten (10) shares of common stock outstanding will be combined and will thereafter represent one (1) share of common stock. The number of shares of stock subject to your options, and the number of shares of stock subject to new options in the exchange offer, will be similarly adjusted. Accordingly, if you have the right to receive options for 1000 shares of stock in the exchange offer, and we undertake a 1-for-10 stock split, after the stock split is effective you will thereafter have the right to receive an option for 100 shares of stock.

         Events Occurring after the New Option Grant Date. If there is a change in our capitalization, such as a stock split, reverse stock split, stock dividend or other similar event, and the change results in an increase or decrease in the number of issued shares without receipt of consideration by us, an appropriate adjustment will be made to the price of each option and the number of shares subject to each option.

         The 1999 Stock Incentive Plan provides that if we merge with or into another corporation, or sell substantially all of our assets, each option must be assumed or substituted by an equivalent option of the successor corporation or such option must be replaced with a cash incentive program. If the outstanding options are not assumed or substituted or replaced with a cash incentive program, the options will immediately vest. If your options are assumed or substituted, you will receive a certain number of options based on the exchange ratio determined at some point during the process of the sale or merger. The new exercise price will also be set during the transaction.

         You should be aware that if you cease to be an employee of Predictive or a successor entity as a result of an acquisition or merger, you may not have the opportunity to exercise as much of your new options as you would have been able to exercise under your old options, since your new options may not be as fully vested. As a result, you may not receive as much, or any, benefit from your new option as you would have received if you had retained your old options.

     Transferability of Options.

         New options, whether incentive stock options or nonstatutory stock options, generally may not be transferred, other than by will or the laws of descent and distribution during the lifetime of the option holder. In the event of your death, options may be exercised by a person who acquires the right to exercise the option by bequest or inheritance. Nonstatutory stock options may, at the discretion of the Administrator, be transferable during an option holder's lifetime pursuant to certain judicial orders or as gift to members of the option holder's immediate family, or to a trust or entity primarily for the benefit of such immediate family members.

     Registration of Option Shares.

         20,655,600 shares of common stock issuable upon exercise of options under the 1999 Stock Incentive Plan have been registered under the Securities Act on registration statements on Form S-8 filed with the SEC. We expect that all of the shares issuable upon exercise of all new options to be granted will be registered under the Securities Act. Unless you are one of our affiliates, you will be able to sell your option shares free of any transfer restrictions under applicable U.S. securities laws.

     U.S. Federal Income Tax Consequences.

         You should refer to Section 14 of this Offer to Exchange for a discussion of the U.S. federal income tax consequences of the new options and the options tendered for exchange, as well as the consequences of accepting or rejecting the new options under this offer to exchange. If you are living or working in the United States, but are also subject to the tax laws in another country, you should be aware that there may be other tax and social insurance consequences which may apply to you; we strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction.

     Income Tax Consequences Outside the United States.

         If you are subject to tax in Germany, the Netherlands or the United Kingdom you should refer to Sections 15 through 17, respectively, for a discussion of the income tax consequences of the new options and the options tendered for exchange, as well as the consequences of accepting or rejecting the new options under this offer to exchange. If you are subject to tax in one of these countries, but are also subject to the tax laws in another country, you should be aware that there may be other tax and social insurance consequences which may apply to you; we strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction.

         10. Information concerning Predictive.

         Our principal executive offices are located at 19 West 44th Street, 9th Floor, New York, New York 10036, and our telephone number is (212) 659-3400. Questions regarding this offer should be directed to Kristin Chubbuck at Predictive at the above address (telephone: (212) 659-3743).

         Predictive is a leading independent network infrastructure and security consulting company focused on helping global enterprises and service providers harness the power of network technology. Specifically, we build, optimize, and secure high-performance infrastructures that deliver measurable results by increasing operational efficiency, mitigating risk, and empowering our Fortune 1000 clients' business initiatives. Our BusinessFirst(TM) approach ensures that we deliver measurable, sustainable results to clients that allow them to benefit from our collective, in-depth experience. With BusinessFirst, we prioritize a client's goals and deliver business-driven solutions. Our expertise spans a multitude of disciplines including enterprise management, performance, network design and management and information security. We believe that this range of services along with our business-oriented approach is unique in the industry.

         Our annual report on Form 10-K for the fiscal year ended December 31, 2001 and our quarterly report on Form 10-Q for the quarter ended June 30, 2002 are being delivered with this Offer to Exchange. See "Additional Information" in
Section 20 of this Offer to Exchange for instructions on how you can obtain copies of all of our SEC filings, including filings that contain our financial statements.

         11. Interests of directors and officers; transactions and arrangements concerning the options.

         A list of our directors and executive officers is attached to this Offer to Exchange as Schedule A. As of September 17, 2002, our executive officers and directors (twelve (12) persons) as a group beneficially owned options outstanding under our 1999 Stock Incentive Plan to purchase a total of 2,556,000 of our shares, which represented approximately 34.9% of the shares subject to all options outstanding under the 1999 Stock Incentive Plan as of that date. As of the same date, our executive officers and directors as a group did not own any options outstanding under our Global Plan or Synet Plan. Executive officers and directors as a group beneficially owned options to purchase a total of 4,116,000 of our shares, which represented approximately 38.9% of the shares subject to all options outstanding as of that date. Options to purchase 3,753,500 of our shares beneficially owned by the one (1) director employed by Predictive and our executive officers are eligible to be tendered in the offer, which represented approximately 35.4% of the shares subject to all options outstanding as of September 17, 2002. Non-employee directors are not eligible to participate in this offer.

                                                                         Total by Individual
                                        1999 STOCK INCENTIVE PLAN        for All Plans

                                        Outstanding    Percentage        Outstanding
Executive Officers and Directors        Options        Ownership         Options
--------------------------------        -------        ---------         -------
Andrew Zimmerman (1)                        500,000       6.82%             2,000,000
Neeraj (Berry) Sethi                        500,000       6.82%               500,000
Shirley Howell                              428,500       5.85%               428,500
Edward G. Schwartz                          200,000       2.73%               200,000
Eamonn J. Kearns                            250,000       3.41%               250,000
Gary N. Papilsky                            375,000       5.12%               375,000
William W. Wyman                            125,000       1.71%               125,000
Peter L. Bloom                               27,500       0.38%                27,500
Eric Meyer (2)                               47,500       0.65%               107,500
Howard Morgan                                75,000       1.02%                75,000
Inder Sidhu                                       0       0.00%                     0
William L. Smith                             27,500       0.38%                27,500
TOTAL                                     2,556,000      34.89%             4,116,000

(1) Mr. Zimmerman owns 1,500,000 options that were issued outside of our option plans.

(2) Mr. Meyer owns 60,000 options that were issued outside of our option plans.

         In the sixty (60) days prior to and including September 19, 2002, the executive officers and directors of Predictive and their affiliates had the following transactions in Predictive shares:

         o Between July 30, 2002 and August 23, 2002, Eric Meyer, one of our directors, and affiliates associated with Eric Meyer, purchased 759,400 shares of the Company's common stock at prices between $0.17 and $0.26 per share.

         o Between August 15, 2002 and August 19, 2002, William Wyman, one of our directors, purchased 200,000 shares of the Company's common stock at a price of $0.20 per share.

         o Between August 27, 2002 and August 28, 2002, Neeraj Sethi, our CFO, purchased 45,800 shares of the Company's common stock at prices between $0.24 and $0.29 per share.

         o On August 31, 2002, Shirley Howell, Eamonn Kearns, an affiliate of Eric Meyer, Gary Papilsky and Neeraj Sethi were granted options to purchase 400,000, 150,000, 125,000, 20,000 and 457,500 shares, respectively, of the Company's common stock at a price of $0.25 per share.

         o On July 31, 2002, Neeraj Sethi was granted options to purchase 30,000 shares of the Company's common stock at a price of $0.26 per share.

         o On September 12, 2002, Howard Morgan was granted options to purchase 75,000 shares of the Company's common stock at a price of $0.26 per share.

         Except as otherwise described above, there have been no transactions in options to purchase our shares of common stock or in our shares of common stock which were effected during the sixty (60) days prior to and including September 19, 2002 by Predictive or, to our knowledge, by any executive officer, director or affiliate of Predictive.

         12. Status of options acquired by us in the offer; accounting consequences of the offer.

         Options issued under the Global Plan and the Synet Plan will be cancelled and will not be available for future grants under those plans.

         Options issued under the 1999 Stock Incentive Plan and the 1998 Stock Incentive Plan that we acquire through the offer will be cancelled and the shares subject to those options will be returned to the pool of shares available for grants of new options under the 1999 Stock Incentive Plan. To the extent these shares are not fully reserved for issuance upon exercise of the new options to be granted in connection with the offer, the shares will be available for future awards to employees and other eligible 1999 Stock Incentive Plan participants without further stockholder action, except as required by applicable law or the rules of the Nasdaq National Market or any other securities quotation system or any stock exchange on which our shares are then quoted or listed.

         We currently account for stock options issued to employees using the intrinsic value method set forth in Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25"). Pursuant to the provisions of APB 25 and related interpretations, all outstanding options that have an exercise price per share greater than or equal to $0.80 per share that are subject to the exchange offer will be subject to variable accounting treatment under the intrinsic value method. Variable accounting treatment requires Predictive to record an expense when and if the market price per share of our stock exceeds the exercise price per share of an unexercised option. Variable accounting will apply to all options subject to the exchange offer that are not tendered and all new options issued pursuant to the exchange offer. If our stock price appreciates significantly in the future the expense charge might be significant.

         We are currently considering adopting a new method of accounting for stock options issued to employees, such method being the fair value method. The fair value method, as prescribed by Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation," requires a company that issues stock options to employees to record an expense equal to the fair value of the option at its date of grant. The fair value of the option at the date of grant is determined using an option pricing model and considers such factors such as the volatility of the issuing company's stock, the expected life of the option, the exercise price of the option and the current market price of the company's stock. The fair value of the option is recognized as an expense in a company's income statement over the vesting period of the option.

         If we adopt the fair value method of accounting for stock options, all new options issued pursuant to the exchange offer would become subject to fair value accounting. We would calculate the fair value of those options on the New Option Grant Date. That aggregate fair value of the new options would then be recorded as an expense over the vesting period of those new options.

         Options subject to the exchange offer that are not tendered for exchange will continue to be accounted for using variable accounting and will not be accounted for using the fair value method.

         We are considering adopting the fair value method of accounting for stock options issued to employees because we believe that the expense to be recorded in our income statement in future periods related to the new options will be less under the fair value method than if we continue to use variable accounting and the intrinsic value method. The fair value method is considered by the Financial Accounting Standards Board to be the preferential method of accounting for stock options issued to employees. If we decide to adopt the fair value method the expense to be recognized in our income statement might still be significant.

         13. Legal matters; regulatory approvals.

         We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and issuance of new options as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of our options as contemplated herein. Should any such approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and to issue new options for tendered options is subject to the conditions described in Section 7 of this Offer to Exchange.

         If we are prohibited by applicable laws or regulations from granting new options during the period beginning immediately after the date we expect to grant the new options (expected to be October 18, 2002), we will not grant any new options. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited throughout the period, we will not grant any new options and you will not receive any other consideration for the options you tendered.

         14. Material U.S. federal income tax consequences.

         The following is a general summary of the material U.S. federal income tax consequences of the exchange of options pursuant to the offer. This discussion is based on the Internal Revenue Code, its legislative history, Treasury Regulations thereunder and administrative and judicial interpretations thereof as of the date of the offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. If you are living or working in the United States, but are also subject to the tax laws in another country, you should be aware that there may be other tax and social insurance consequences which may apply to you. We strongly recommend that you consult your own advisors to discuss the consequences to you of participating in the offer.

         We believe that the exchange will be treated as a non-taxable exchange. Option holders who exchange outstanding options for new options should not be required to recognize income for federal income tax purposes at the time of the exchange; however, there is a risk that under certain circumstances option holders may face federal income tax liability upon the grant of the new options. If the fair market value of a share of Predictive's common stock on the New Option Grant Date significantly exceeds the per share exercise price of your new options (which would then be $0.24 per share), there is a possibility that the Internal Revenue Service (the "IRS") will take the position that the grant of the new options is a direct stock issuance. If the IRS takes this position, the vested portion of any new option will be considered compensation to the option holder and the option holder will be taxed on that portion immediately. Further, the remaining shares will become subject to tax as they vest.

         We recommend that you consult with your personal tax advisor prior to participating in the offer with respect to tax consequences relating to your specific circumstances.

     Incentive Stock Options.

         Under current law, an option holder will not realize taxable income upon the grant of an incentive stock option under our 1999 Stock Incentive Plan. However, this is subject to the risk of the option grant being deemed by the IRS to be a direct issuance of stock if the exercise price is significantly lower than the fair market value of the stock on the grant date, as discussed above. If the IRS takes this position, the option holder would be subject to tax on any portion of the option which is vested at grant and on any remaining shares as they vest.

         In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. However, an option holder's alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Except in the case of an option holder's death or disability, if an option is exercised more than three (3) months after the option holder's termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules that apply to nonstatutory stock options.

         If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made:

         o at least two (2) years after the date the incentive stock option was granted, and

         o at least one (1) year after the date the incentive stock option was exercised.

         If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. Any such capital gain will be taxed at the long-term capital gain rate in effect at the time of sale. If the disposition is not qualifying, which we refer to as a "disqualifying disposition," the excess of the fair market value of the option shares on the date the option was exercised over the exercise price will be taxable income to the option holder at the time of the disposition.

         Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one (1) year after the option was exercised.

         Unless an option holder engages in a disqualifying disposition, we will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, we will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

         If the fair market value of our common stock on the New Option Grant Date is greater than $0.24 per share, the guaranteed highest exercise price of your new option, your new option will be a nonstatutory stock option. If the fair market value of our common stock on the New Option Grant Date is equal to or less than $0.24 per share, then the type of new option you receive will depend on the type of option you tendered and the relevant provisions of the Code. If you tender incentive stock options and those options are accepted for exchange, the new option will be granted as an incentive stock option to the maximum extent it qualifies. For options to qualify as incentive stock options, the value of shares subject to options that first become exercisable in any calendar year cannot exceed $100,000, as determined using the option exercise price. The excess value is deemed to be a nonstatutory stock option. If you tender any nonstatutory stock options and those options are accepted for exchange, the new option that replaces them will be granted as a nonstatutory stock options.

         You should note that there is a risk that any incentive stock options you have may be affected, even if you do not participate in the exchange. We do not believe that our offer to you will change any of the terms of your eligible incentive stock options if you do not accept the offer. We believe that you will not be subject to current U.S. federal income tax if you do not elect to participate in the option exchange program. We also believe that the option exchange program will not change the U.S. federal income tax treatment of subsequent grants and exercises of your incentive stock options (and sales of shares acquired upon exercises of such options) if you do not participate in this offer to exchange options. However, the IRS may characterize this offer to exchange options as a "modification" of those incentive stock options, even if you decline to participate. In 1991, the IRS issued a private letter ruling in which another company's option exchange program was characterized as a "modification" of all of the incentive stock options that could be exchanged. This does not necessarily mean that our offer to exchange options will be viewed the same way. Private letter rulings given by the IRS contain the IRS's opinion regarding only the specific facts presented by a specific person or company. The person or company receiving the letter may rely on it, but no other person or company may rely on the letter ruling, nor may they assume the same opinion would apply to their situation, even if the facts at issue are similar. While such letters do not provide certainty, they may indicate how the IRS will view a similar situation. We therefore do not know if the IRS will assert the position that our offer constitutes a "modification" of incentive stock options eligible for tender. A successful assertion by the IRS of this position could extend the options' holding period to qualify for favorable tax treatment. Accordingly, to the extent you dispose of your incentive stock option shares prior to the lapse of the new extended holding period, your incentive stock option could be taxed similarly to a nonstatutory stock option.

     Nonstatutory Stock Options.

         Under current law, an option holder will not realize taxable income upon the grant of an option that is not qualified as an incentive stock option, also referred to as a nonstatutory stock option; however, this is subject to the risk of the option grant being deemed a direct issuance of stock if the exercise price is significantly lower than the fair market value of the stock on the grant date, as discussed above, which would subject the option holder to tax on any portion of the option which is vested at grant and on any remaining shares as they vest. When an option holder exercises an option, the difference between the exercise price of the option, and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder.

         We will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if we comply with eligible reporting requirements.

         We recommend that you consult your own tax advisor with respect to the federal, state, local and foreign tax consequences of participating in the offer, as the tax consequences to you of participation in the offer are dependent on your individual tax situation.

         15. Material income tax consequences and certain other considerations for employees who are tax residents of Germany.

         The following is a general summary of the income tax consequences and certain other considerations with respect to the cancellation of old options and grant of new options for individuals subject to tax in Germany. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor it is intended to be applicable in all respects to all categories of option holders. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all option holders considering replacing their options to consult with their own tax or financial advisors.

         If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

         Option Exchange. We do not believe that you will be subject to tax as a result of the exchange of an old option for the right to receive a new option.

         Grant of New Option. We do not believe that you will be subject to tax when the new option is granted to you.

         Exercise of New Option. When you exercise your new option, you will be subject to income tax and social insurance contributions (to the extent you have not exceeded the wage base for social insurance contributions) on the difference between the fair market value of the shares on the date of exercise and the exercise price.

         Sale of Shares. If you acquire shares upon exercise, any additional gain from the subsequent sale of the shares is not taxable if you have owned the shares for at least 12 months, do not own 1% (as of 2002) or more of Predictive's stated capital (and have not owned 1% or more at any time in the last five years) and the shares are not held as business assets. If you sell the shares within 12 months of acquisition, under current tax legislation, one-half of the gain is taxable as capital gain.

         Withholding and Reporting. The income recognized at exercise will be deemed to be taxable compensation to you and your employer will withhold income tax and social insurance contributions (to the extent that you have not exceeded the wage base for social insurance contributions) on that income. You are responsible for paying any difference between the actual tax liability and the amount withheld. It is your responsibility to report and pay taxes resulting from the sale of your shares.

         Exchange Control Information. Cross-border payments in excess of EURO12,500 must be reported monthly to the State Central Bank. If you use a German bank to effect a cross-border payment in excess of EURO12,500 in connection with the purchase or sale of securities, it is possible for the bank to make the report for you. In addition, you must report any receivables or payables or debts exceeding an amount of approximately EURO1,533,876 on a monthly basis.

         We recommend that you consult with your personal tax advisor prior to participating in the offer with respect to tax consequences relating to your specific circumstances.

         16. Election of exercise price, material income tax consequences and certain other considerations for employees who are tax residents of the Netherlands.

         For the reasons discussed below, individuals subject to tax in the Netherlands may not wish to have their new option priced at $0.24 in the event that the fair market value of a share of Predictive's common stock on the New Option Grant Date is greater than $0.24. For this reason, individuals subject to tax in the Netherlands may elect to have the exercise price of their new option be either (1) the lesser of $0.24 or 100% of the fair market value of a share of Predictive's common stock on the New Option Grant Date or (2) 100% of the fair market value of a share of Predictive's common stock on the New Option Grant Date. Such individuals should indicate their choice of exercise price on their Election Form in accordance with Section 4 of this Offer to Exchange. In the event that you desire to change your decision with regards to the exercise price of your new option after submitting an Election Form but prior to the Expiration Date, you must submit a Notice to Withdraw from the Offer in accordance with
Section 5 of this Offer to Exchange and then submit a new Election Form, indicating your revised choice of exercise price, prior to the Expiration Date. If we extend the offering period beyond that time, you may change your decision regarding the exercise price of your new option at any time until the extended expiration of the offer. We recommend that you carefully read the general summary of the income tax consequences with respect to the cancellation of old options and grant of new options for individuals subject to tax in the Netherlands below prior to electing the exercise price of your new option.

         The following is a general summary of the income tax consequences and certain other considerations with respect to the cancellation of old options and grant of new options for individuals subject to tax in the Netherlands. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all option holders considering replacing their options to consult with their own tax or financial advisors.

         If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

         Option Exchange. You will not be subject to tax as a result of the cancellation of your old option in exchange for your right to receive a new option. When you received your old options, you were eligible to make a special election to defer taxation until the exercise. If you did not make this election then your employer would have withheld wage tax at the time your old option vested. Any tax withheld with respect to your old option will not be refunded or credited against any future tax liability.

         The New Option. Your new option will be taxable when it becomes unconditionally exercisable, that is, when it vests. As your new option will be partly vested on the New Option Grant Date, tax will be due in respect of the part that is vested at that time. Further tax charges will arise at each subsequent monthly vesting of your new option, in respect of the part then vesting. The taxable value of your option at each vesting date will be determined under a specific formula, which takes into account the difference between the fair market value of the stock and the exercise price (i.e., the intrinsic value) of the option and the remaining exercise period. In order to avoid a tax charge arising at vesting, it is possible to make an election with the Dutch tax authorities to defer tax until exercise. If such an election is made with the Dutch tax authorities an income tax charge will arise on exercise calculated on the difference between the fair market value of the shares and the price paid to acquire them. Please note that to be effective for all of your new options, the notification must be filed with the tax authorities on the day that any portion of your new option first vests, that is, the New Option Grant Date.

         You should note that if you indicate on your Election Form that you wish the exercise price of your new option to be set at the lesser of $0.24 per share or 100% of the fair market value of a share of Predictive's common stock on the New Option Grant Date and the fair market value of the shares at the date of grant is greater than $0.24 per share, the option will have an "intrinsic value" on the date of grant equal to the difference between the fair market value and the $0.24 per share exercise price. For example, if the fair market value on the date of grant is $0.36 per share, the intrinsic value of the option is $ 0.12 per share. Because the election for deferral of taxation does not apply to this intrinsic value, you will be taxed upon grant with respect to the vested portion of your option and each time another portion of your option vests, even if you have made an election with the Dutch tax authorities to defer taxation until exercise. The taxable amount will equal the intrinsic value attributable to the applicable vested portion of your option as discussed above.

         Due to this potentially adverse tax consequence, we have structured this offer so that you may avoid this taxation if you wish. You may choose, by indicating your decision on your Election Form, for your new option to have an exercise price equal to 100% of the fair market value of a share of Predictive's common stock on the New Option Grant Date. If you choose this exercise price alternative, then your new option will not have an "intrinsic value" and you will not be taxed on the applicable vested portion of your option with respect to this intrinsic value. However, if you do choose this alternative, we cannot predict the exercise price of your new option. As a result, your new option may have an exercise price that is equal to or greater than the exercise price of some or all of your old options, and you may realize little or no benefit from participating in this offer. For example, if you cancel options with a $1.80 exercise price and Predictive's stock appreciates to $2.00 per share when the replacement grants are made, your new option will have a higher exercise price than the cancelled option. If you have submitted your Election Form electing that your new option have an exercise price equal to 100% of the fair market value of our common stock on the New Option Grant Date, during the election period you may wish to monitor the fair market value of our common stock to see if it increases above the exercise price of some or all of your tendered options. If this happens, and you believe that the value of our common stock will remain higher on the New Option Grant Date and as result you will not benefit from participating in this offer, you may either withdraw from the offer or change your election to choose the other exercise price alternative (as described below), for this or any other reason, prior to the Expiration Date. If we extend the offering period beyond that time, you may change your decision regarding the exercise price of your new option at any time until the extended expiration of the offer.

         If you do not elect to defer taxation until exercise and you pay tax at the time that your new options vest, then exercising your new option after the third anniversary of the New Option Grant Date will not trigger additional income tax in the Netherlands.

         Sale of Shares. If your option entitlement to Predictive's shares and your holding in Predictive's shares do not together exceed 5%, a sale of the shares at or after exercise of the option will not give rise to a tax charge.

         Withholding and Reporting. Your employer is required to withhold and report for wage tax and social insurance contributions at the time your option becomes taxable (e.g., vesting or exercise). You will be responsible for paying any difference between the actual tax liability and the amount withheld by your employer. You must also report any taxable benefit on your personal tax return.

         We recommend that you consult with your personal tax advisor prior to participating in the offer and choosing the exercise price of your new option with respect to tax consequences relating to your specific circumstances.

         17. Material income tax consequences and certain other considerations for employees who are tax residents of the United Kingdom.

         The following is a general summary of the tax consequences and certain other considerations of the cancellation of old options and grant of new options for individuals subject to tax in the United Kingdom. This summary is general in nature and does not discuss all the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all option holders considering replacing their options to consult with their own tax or financial advisors.

         If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

         Option Exchange. You will not be subject to tax as a result of the exchange of an old option for the right to receive a new option.

         Grant of New Option. You will not be subject to tax when the new option is granted to you.

         Exercise of New Option. You will be subject to tax when you exercise your new option. Income tax will be charged at your marginal rate on the difference between the fair market value of the stock on the date of exercise and the exercise price paid (i.e., the spread). Your employer will be responsible for withholding the tax due on exercise of your option under the Pay As You Earn system and for paying the income tax withheld to the U.K. Inland Revenue on your behalf. You will be required to pay any income tax and National Insurance contributions (see below) liability to your employer within 7 days of exercise of your option and the Company will not be required to transfer any shares (or any proceeds resulting from their sale) to you until such payment has been made. If you fail to pay your employer the income tax due on the spread within 30 days of the date of exercise of your option, you will be deemed to have received a further taxable benefit equal to the amount of income tax due on exercise of your option. This will give rise to a further income tax charge.

         Except in the case of a new option where the spread of that option is the same as that of an old option granted to you prior to April 5, 1999 that it replaces, you will be liable to pay employees' National Insurance contributions on such of the spread on exercise of your new option which, when taken with your other earnings does not exceed the maximum limit for employees' National Insurance contributions purposes ((pound)30,420 for April 6, 2002 - April 5,
2003). Employees' National Insurance contributions are currently capped; however, this may not be the case on the date you exercise your option. Your employer will be responsible for withholding any employees' National Insurance contributions due and for paying the amount withheld to the U.K. Inland Revenue on your behalf.

         Sale of Shares. When you sell the shares acquired on exercise of your option, you may be subject to capital gains tax. Tax is due on any increase in the value of the stock realized between the date on which you exercise an option and the date on which you sell the stock acquired on exercise of that option. Please note that an annual exemption is available to set against total gains ((pound)7,500 for the tax year April 6, 2002 to April 5, 2003) and you may also be able to benefit from taper relief to reduce your chargeable gain. The rate of taper relief is dependent upon the number of years during which shares are held and whether the shares qualify as business assets. If you remain employed by Predictive or one of its subsidiaries, the shares will qualify as business assets and, if you hold the shares for two years after acquiring them, only 25% of the gain will be liable to capital gains tax. Any resulting gain will be liable to UK Capital Gains Tax which, subject to any relief described above, will be charged at your marginal tax rate.

         Reporting. Your employer is required to report the details of the exchange of options, the New Option grant and any future option exercise on its annual U.K. Inland Revenue tax return.

         In addition to your employer's reporting obligations, you must report details of any liabilities arising from the exercise of your new options and from the sale or disposal of shares together with details of dividend income to the Inland Revenue on your personal U.K. Inland Revenue tax return.

         You will be responsible for paying any taxes due as a result of the sale of the shares or the receipt of any dividend paid on them.

         We recommend that you consult with your personal tax advisor prior to participating in the offer with respect to tax consequences relating to your specific circumstances.

         18. Extension of offer; termination; amendment.

         We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and thereby delay the acceptance for exchange of any options by giving oral or written notice of such extension to the option holders or making a public announcement thereof.

         We also expressly reserve the right, in our reasonable judgment, prior to the Expiration Date to terminate or amend the offer and to postpone our acceptance and cancellation of any options tendered for exchange upon the occurrence of any of the events listed in Section 7 of this Offer to Exchange, by giving oral or written notice of such termination or postponement to you or by making a public announcement thereof. Our reservation of the right to delay our acceptance and cancellation of options tendered for exchange is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we must pay the consideration offered or return the options tendered promptly after termination or withdrawal of a tender offer.

         Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend the offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in the offer to option holders or by decreasing or increasing the number of options being sought in the offer.

         Amendments to the offer may be made at any time and from time to time by publicly announcing the amendment or otherwise communicating the amendment in writing to all eligible participants. In the case of an extension, the amendment must be issued no later than 6:00 a.m., Eastern Time, on the next business day after the last previously scheduled or announced Expiration Date. Any announcement made through the offer will be disseminated promptly to option holders in a manner reasonably designated to inform option holders of the change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any such public announcement other than by disseminating a press release through a national wire service.

         If we materially change the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offering period to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

         If we decide to take any of the following actions, we will publish notice or otherwise inform you in writing of these actions:

         o we increase or decrease the amount of consideration offered for the options, or

         o we increase or decrease the number of options eligible to be tendered in the offer.

         If the offer is scheduled to expire at any time earlier than the tenth
(10th) business day from, and including, the date that notice of any increase or decrease of the kind described above is first published, sent or given in the manner specified in this Section, we will extend the offering period so that the offer is open at least ten (10) business days following the publication, sending or giving of notice.

         For purposes of the offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

         19. Fees and expenses.

         We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of options pursuant to this Offer to Exchange.

         20. Additional information.

         This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to tender your options:

                  a) Predictive's quarterly report on Form 10-Q for our fiscal quarter ended June 30, 2002, filed with the SEC on August 14, 2002;

                  b) Predictive's annual report on Form 10-K for our fiscal year ended December 31, 2001, filed with the SEC on March 28, 2002 as amended on April 30, 2002;

                  c) the description of our shares contained in our Registration Statement on Form 8-A, filed with the SEC on October 26, 1999.

         These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the following SEC public reference rooms:

         450 Fifth Street, N.W.                   500 West Madison Street
                Room 1024                                Suite 1400
         Washington, D.C. 20549                   Chicago, Illinois 60661

         You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330.

         Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

         Our common stock is quoted on the Nasdaq National Market under the symbol "PRDS" and our SEC filings can be read at the following Nasdaq address:

                                Nasdaq Operations
                               1735 K Street, N.W.
                             Washington, D.C. 20006

Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents) at no cost, by writing to us at Predictive Systems, Inc., 19 West 44th Street, 9th Floor, New York, New York 10036,
Attention: Kristin Chubbuck, or by telephoning Kristin Chubbuck at (212)
659-3743.

         As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

         The information contained in this Offer to Exchange about Predictive should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this Offer to Exchange.

         21. Financial information.

         Please review the Summary Financial Statements and other information contained in our annual report on Form 10-K for the fiscal year ended December 31, 2001 and our quarterly report on Form 10-Q for the quarterly period ended June 30, 2002, both of which are being delivered to eligible employees with this Offer to Exchange for important financial and other information about us. Also, see "Additional Information" in Section 20 for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

         22. Miscellaneous.

         This Offer to Exchange and our SEC reports referred to above include "forward-looking statements." When used in this Offer to Exchange, the words "anticipate," "believe," "estimate," "expect," "intend" and "plan" as they relate to Predictive or our management are intended to identify these forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements. The documents we filed with the SEC, including our annual report on Form 10-K filed on March 28, 2002, as amended on April 30, 2002, and our quarterly report on Form 10-Q filed on August 14, 2002, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. These risks include, but are not limited to:

                  o Our limited operating history makes it difficult for you to evaluate our business and to predict our future success

                  o Adverse market conditions, particularly those affecting the professional services industry, may impair our operating results

                  o Because most of our revenues are generated from a small number of clients, our revenues are difficult to predict and the loss of one client could significantly reduce our revenues

                  o Our clients may terminate their contracts with us on short notice

                  o Our operating results may vary from quarter to quarter in future periods, and as a result, we may fail to meet the expectations of our investors and analysts, which may cause our stock price to fluctuate or decline

                  o We derive a substantial portion of our revenues from fixed-price projects, under which we assume greater financial risk if we fail to accurately estimate the costs of the projects

                  o Our operating results may fluctuate due to seasonal factors which could result in greater than expected losses

                  o Our long sales cycle makes our revenues difficult to predict and could cause our quarterly operating results to be below the expectations of public market analysts and investors

                  o We may need to raise additional capital to grow our business, which we may not be able to do

                  o We may have difficulty managing our expanding operations, which may harm our business

                  o The workforce restructuring we have taken in response to the recent slowdown in demand for our services could have adverse effects on our business.

                  o Our management team has experienced significant turnover which could interrupt our business and adversely affect our growth

                  o We may not be able to hire and retain qualified network systems and security consultants which could affect our ability to compete effectively

                  o Competition in the network and security consulting industry is intense, and therefore we may lose projects to our competitors

                  o If we are unable to find suitable acquisition candidates, our growth could be impeded

                  o Our acquisition strategy could have an adverse effect on client satisfaction and our operating results

                  o Competition for experienced personnel is intense and our inability to retain key personnel could interrupt our business and adversely affect our growth

                  o Our business may suffer if we fail to adapt appropriately to the challenges associated with operating internationally

                  o If we do not keep pace with technological changes, our services may become less competitive and our business will suffer

                  o If the use of large-scale, complex networks does not continue to grow, we may not be able to successfully increase or maintain our client base and revenues

                  o Unauthorized use of our intellectual property by third parties may damage our brand

                  o We may have to defend against intellectual property infringement claims, which could be expensive and, if we are not successful, could disrupt our business

                  o Because our services are often critical to our clients' operations, we may be subject to significant claims if our services do not meet our clients expectations

                  o Our stock price is likely to be highly volatile and could drop unexpectedly

                  o Our common stock could be delisted from the Nasdaq National Market

                  o We are controlled by a small group of our existing stockholders, whose interests may differ from other stockholders

                  o Our charter documents and Delaware law may inhibit a takeover that stockholders may consider favorable

         For a complete description of the above-mentioned risks, please see the SEC filings referred to above in Section 20 of this Offer to Exchange, entitled "Additional information."

         We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will tenders be accepted from or on behalf of, the option holders residing in such jurisdiction.

         We have not authorized any person to make any recommendation on our behalf as to whether you should tender or not tender your options through the offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this document, the memorandum from Andrew Zimmerman, Chief Executive Officer of Predictive Systems, Inc., dated September 19, 2002, the Election Form and the Notice to Withdraw from the Offer. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

                            Predictive Systems, Inc.

                               September 19, 2002

                                   SCHEDULE A

                  INFORMATION CONCERNING THE EXECUTIVE OFFICERS
                    AND DIRECTORS OF PREDICTIVE SYSTEMS, INC.

         The executive officers and directors of Predictive Systems, Inc. and their positions and offices as of September 19, 2002, are set forth in the following table:

Name                                      Position and Offices Held
----                                      -------------------------
Andrew Zimmerman                          Chief Executive Officer and Director

Neeraj (Berry) Sethi                      Chief Financial Officer and Executive Vice President

Shirley Howell                            Executive Vice President for Operations

Edward G. Schwartz                        General Manager Global Integrity Services and Executive Vice President

Eamonn J. Kearns                          Managing Director, Europe and Executive Vice President

Gary N. Papilsky                          General Counsel, Executive Vice President and Secretary

William W. Wyman*                         Chairman of the Board

Peter L. Bloom*                           Director

Eric Meyer*                               Director

Howard Morgan*                            Director

Inder Sidhu*                              Director

William L. Smith*                         Director

* This director is not eligible to participate in the offer.